Exhibit 2.1

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

ASSET PURCHASE AGREEMENT

(AS AMENDED)

BY AND BETWEEN

ProPhase Labs, Inc.,

Meda Consumer Healthcare Inc.

AND

Mylan Inc.,

as BUYER Guarantor

DATED AS OF JANUARY 6, 2017

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

i

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

ii

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

Exhibits

Exhibit A	Form of Manufacturing Agreement

Exhibit B	Form of Trademark Assignment Agreement*

Exhibit C	Accounts Payable*

Exhibit D	Accounts Receivable*

Exhibit E	Form of Transition Services Agreement*

Exhibit F	Rights Agreement Amendment

Exhibit G	Form of Escrow Agreement*

Exhibit H	Products*

Exhibit I	Form of Voting Agreement

Exhibit J	Purchase Price Allocation*

Exhibit K	Execution Press Release

Exhibit L	Trademark Consent Letter*

* Exhibit has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.

iii

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

Schedules

Schedule 2.2(a) – Business Assets

Schedule 4.4 – No Governmental Authorization Required

Schedule 4.5 – Financial Statements

Schedule 4.6 – Intellectual Property

Schedule 4.6(d) – Non-US IP

Schedule 4.7 – Business Contracts

Schedule 4.10 – Litigation

Schedule 4.12 – Brokers

Schedule 4.17 – [****]

Schedule 4.19 – Permits

Schedule 4.21(a) – Administrative/Enforcement Action

Schedule 6.4 – [****]

The Schedules listed above have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

iv

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of January 6, 2017, by and between ProPhase Labs, Inc., a Delaware corporation (the “Seller”), Meda Consumer Healthcare Inc., a Delaware corporation (the “Buyer”), and Mylan Inc., a Pennsylvania corporation (the “Buyer Guarantor”).

RECITALS

WHEREAS, the Seller is in the business, among other things, of manufacturing, promoting and distributing the Products (collectively, the “Business”; provided, however, that, for the purposes of clarity, the term “Business” shall not include the conduct by the Seller and its Affiliates with relation to (a) the manufacturing facility for Cold-EEZE located in Lebanon, Pennsylvania or (b) any other products or lines of business).

WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Business by means of (a) the sale and transfer of all of the Business Assets to the Buyer, (b) the assumption of all of the Assumed Liabilities by the Buyer and (c) assignment to the Buyer and assumption by the Buyer of certain agreements, in each case upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE 1

DEFINITIONS

1.1       Definitions. The following terms, whenever used herein, shall have the following meanings for all purposes of this Agreement.

“1999 Consent Order” means the FTC Agreement containing Consent Order in the matter of the Quigley Corporation, dated July 9, 1999.

“Accounting Firm” has the meaning set forth in Section 8.6(b).

“Accounts Payable” means all accounts payable owed by the Seller relating to the Business Assets as of November 30, 2016; a copy of such Accounts Payable are included on Exhibit C attached hereto, which the Seller shall later amend to encompass the Accounts Payable as of the Closing Date.

“Accounts Receivable” means all accounts receivable invoiced by the Seller relating to the Business Assets as of November 30, 2016; a copy of such Accounts Receivable are included on Exhibit D attached hereto, which the Seller shall later amend to encompass the Accounts Receivable as of the Closing Date.

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

“Acquired Intellectual Property” has the meaning set forth in Section 4.6(a).

“Affiliate” means, as to any Person, (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (b) any Person who is a director, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, owned or leased by such Person, including Equity Interests, accounts and notes receivable, chattel paper, documents, instruments, contracts, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

“Assumed Liabilities” has the meaning set forth in Section 2.2(c).

“Basket Amount” has the meaning set forth in Section 8.3(e).

“Bill of Sale and Assignment Agreement” means the Bill of Sale and Assignment and Assumption Agreement, dated as of the Closing Date, between the Buyer and the Seller, with respect to the transfer and assignment of the Business Assets by the Seller and the assumption of the Assumed Liabilities by the Buyer.

“Board Change of Recommendation” has the meaning set forth in Section 6.10(d).

“Books and Records” means all books, records, files, designs, specifications, customer lists, supplier lists, information, reports, correspondence, literature and other sales material, computer software, magnetic media, and other data and similar materials related to or used in the Business or the Business Assets.

“Business” has the meaning set forth in the Recitals.

“Business Assets” has the meaning set forth in Section 2.2(a).

“Business Contracts” has the meaning set forth in Section 4.7.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

2

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

“Buyer” has the meaning set forth in the introductory paragraph of this Agreement.

“Buyer Guaranteed Obligations” has the meaning set forth in Section 9.17.

“Buyer Guarantor” has the meaning set forth in the introductory paragraph of this Agreement.

“Buyer Indemnitee” has the meaning set forth in Section 8.2(a).

“Buyer Termination Fee” has the meaning set forth in Section 7.5(b).

“Cap Amount” has the meaning set forth in Section 8.3(a).

“Channel Stuffing Representation” has the meaning set forth in Section 8.3(a).

“Claims Notice” has the meaning set forth in Section 8.4(b).

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the confidentiality letter agreement, dated as of August 12, 2016, by and between the Seller and Mylan N.V.

“Contract” means any legally binding written agreement, contract, lease, license, instrument, commitment or arrangement.

“[****]” means the products set forth on Schedule 6.4.

“Cut-Off Date” has the meaning set forth in Section 8.1.

“Disclosure Schedules” means the Schedules delivered by the Seller which are numbered to correspond to the representations and warranties contained in ARTICLE 4.

“Effective Time” has the meaning set forth in Section 3.1.

“Encumbrance” means any and all liens, encumbrances, charges, mortgages, options, pledges, restrictions on transfer, security interests, hypothecations, easements, rights-of-way or encroachments of any nature whatsoever.

“Equitable Exceptions” has the meaning set forth in Section 4.2.

“Equity Interests” means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, (b) any ownership interests in a Person other than a corporation, including membership interests, partnership interests, joint venture interests and beneficial interests, and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

3

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

“Escrow Account” means the account established by the Escrow Agent pursuant to the Escrow Agreement.

“Escrow Agent” means Citibank, N.A.

“Escrow Agreement” means the Escrow Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit G.

“Escrow Amount” means five million dollars ($5,000,000).

“Escrow Reduction Date” has the meaning set forth in Section 8.8(b).

“Escrow Termination Date” has the meaning set forth in Section 8.8(c).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.2(b).

“FDA” means the United States Food and Drug Administration.

“Financial Information” has the meaning set forth in Section 4.5.

“FTC” has the meaning set forth in Section 4.20.

“Fundamental IP” means the Intellectual Property listed in Schedule 4.6(a) marked as “Fundamental IP”.

“Fundamental Representations” means the representations and warranties contained in Sections 4.1, 4.2, 4.6(b) (solely as it relates to Fundamental IP), 4.11, 4.12, 4.20(a) and 4.21(a).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any nation or government (including any national or supra-national government), any federal, state, municipal, provincial or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, or any government authority, agency, department, board, tribunal, commission or instrumentality of the United States, any state of the United States or any municipality or other political subdivision thereof, or any other government in any jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority in any jurisdiction.

“Indemnitee” has the meaning set forth in Section 8.2(b).

4

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

“Indemnitor” means any party hereto from which any Indemnitee is seeking indemnification pursuant to the provisions of this Agreement.

“Intellectual Property” means all registered or unregistered patents, trademarks and service marks, trade names, brands, trade dress, logos, URLs and Internet domain names, packaging artwork, copyrights, computer software programs, industrial designs, inventions, proprietary know-how, trade secrets and other intellectual property.

“IP Infringement Representation” has the meaning set forth in Section 8.3(a).

“IP License” has the meaning set forth in Section 4.6(a).

“Know-How” means all existing and available technical information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, drawings and other technology related to the Business or to the manufacture, registration, use or commercialization of the Products, including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, safety, quality control, preclinical and clinical data and studies relevant to the manufacture, registration, use or commercialization of the Products, in each case that are in existence, reasonably accessible, owned by and available to the Seller and/or its Affiliates on the Closing Date.

“knowledge of the Seller” or any similar phrase means the actual knowledge of Mr. Ted Karkus, Chairman and Chief Executive Officer, Mr. Robert V. Cuddihy, Jr., Chief Operating Officer and Chief Financial Officer and Raouf Ghaderi, Ph.D., Vice President of Research and Development, after reasonable investigation or inquiry into the Business.

“Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, order or other requirement of a Governmental Authority.

“Liabilities” means liabilities, debts or obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated, due or to become due or otherwise and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

“Losses” has the meaning set forth in Section 8.2(a).

“Manufacturing Agreement” means the Manufacturing Agreement, dated as of the Closing Date, in the form attached hereto as Exhibit A.

“Material Adverse Effect” means a material adverse effect, event, development or change on the results of operations of the Business or the Business Assets, taken as a whole; provided, however, that “Material Adverse Effect” shall not include the impact on such results of operations of the Business arising out of or attributable to (a) conditions or effects that generally affect the industries and classes of trade in which the Business operates (including legal and regulatory changes), (b) general economic conditions, (c) effects resulting from changes affecting equity or debt market conditions (including in each of clauses (a), (b) and (c) above, any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States or any other country in which the Business operates), (d) acts of God (including earthquakes, storms, fires, floods and natural catastrophes), (e) effects arising from changes in Laws or accounting principles, (f) effects relating to or arising from the announcement of the execution of this Agreement or the transactions contemplated hereby or the identity of the Buyer or its Affiliates, including the loss of any customers, suppliers or employees directly thereto, (g) effects resulting from compliance with the terms and conditions of this Agreement by the Seller or consented to in writing by the Buyer, (h) the seasonal nature of the Business or the relative incidence of cold or influenza in any given year, or (i) any act or omission of the Buyer; except, in the case of clauses (a)-(e), to the extent that such effects have a materially disproportionate impact on the Business relative to other participants in the industry. For the avoidance of doubt, a Material Adverse Effect shall be measured only against past performance of the Business, taken as a whole, and not against any forward-looking statements, financial projections or forecasts of the Business.

5

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

“Material Contracts” has the meaning set forth in Section 6.13(a).

“Non-Assignable Contract” has the meaning set forth in Section 2.2(e).

“Non-US IP” means the Intellectual Property set forth on Schedule 4.6(d).

“Notice Period” has the meaning set forth in Section 6.10(e).

“Permits” has the meaning set forth in Section 4.19.

“Permitted Encumbrances” means (a) Encumbrances disclosed in the Schedules to this Agreement, (b) Encumbrances for Taxes, assessments and other government charges not yet due and payable or which are being contested in good faith by appropriate proceedings, (c) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like Encumbrances (including Encumbrances created by operation of laws), and (d) Encumbrances in respect of pledges or deposits under workers’ compensation laws or similar legislation, unemployment insurance or other types of social security or to secure government Contracts and similar obligations.

“Person” means any individual, corporation (including any not for profit corporation), general or limited partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

“Pre-Closing Period” means any taxable period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date.

“Product Advertising” means any statement or claim made by the Seller with respect to the therapeutic use, indication, safety or efficacy of the Products in connection with the promotion, marketing, or branding of the Products through any media, including but not limited to print, radio, or television advertising, social media or other internet-based platform or made on Product packaging and displays.

6

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

“Products” means all the current and pipeline over-the-counter allergy, cold, flu and multi-symptom relief and immune support treatments and supplements for adults and children to the extent each is, or is intended to be, branded “Cold-EEZE”, and all private label versions thereof, including all formulations and derivations thereof, including those listed on Exhibit H.

“Proxy Statement” has the meaning set forth in Section 6.11(a).

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchase Price Allocation” has the meaning set forth in Section 2.4.

“Reduced Escrow Amount” has the meaning set forth in Section 8.8(b).

“Representatives” means, with respect to any Person, any director, officer, agent, employee, general partner, member, stockholder, advisor or other authorized representative of such Person.

“Required Stockholder Vote” has the meaning set forth in Section 4.16.

“Restricted Party” has the meaning set forth in Section 6.4(e).

“Retained Liabilities” has the meaning set forth in Section 2.2(d).

“Rights Agreement” means the Amended and Restated Rights Agreement, dated as of June 18, 2014, between the Seller and American Stock Transfer and Trust Company.

“Rights Agreement Amendment” means an amendment to the Rights Agreement, dated as of the date hereof, in the form attached hereto as Exhibit F.

“Schedule” means each schedule to this Agreement delivered by any party hereto, including the Disclosure Schedules.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means John E. Ligums, Jr. and Justin J. Leonard.

“Secured Promissory Notes” means the 12% Secured Promissory Notes – Series A, dated December 11, 2015, issued by the Seller, Pharmaloz Manufacturing, Inc. and Quigley Pharma Inc. in favor of the Secured Parties.

“Security Agreement” means the Security Agreement, dated December 11, 2015, by and among Seller, Pharmaloz Manufacturing, Inc., Quigley Pharma Inc. and John E. Ligums, Jr., as collateral agent on behalf of the Secured Parties.

7

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

“Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“Seller Acquisition Proposal” means any offer, proposal or indication of interest received from a third party (other than a party to this Agreement) providing for any Seller Acquisition Transaction, including any renewal or revision to such a previously made offer, proposal or indication of interest.

“Seller Acquisition Transaction” means any transaction or series of transactions after the date hereof involving: (a) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving the Seller or any of its Subsidiaries; (b) any direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which a Person or “group” (as defined in the Exchange Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing twenty percent (20%) or more of the voting power of the Seller; (c) any direct or indirect acquisition of any business or businesses or of assets that constitute or account for twenty percent (20%) or more of the consolidated net sales, net income or assets of the Seller and its Subsidiaries, taken as a whole (based on the fair market value thereof); (d) any liquidation or dissolution of the Seller or any material Subsidiary of the Seller; or (e) any combination of the foregoing (in each case, other than any of the transactions contemplated by this Agreement or the Transaction Documents).

“Seller Board Recommendation” has the meaning set forth in Section 4.18.

“Seller Indemnitee” has the meaning set forth in Section 8.2(b).

“Seller Stockholders Meeting” has the meaning set forth in Section 6.12(a).

“Seller Superior Offer” means a bona fide written Seller Acquisition Proposal (for purposes of this definition, replacing all references in such definition to twenty percent (20%) with fifty percent (50%)) that the board of directors of the Seller or any committee thereof determines, in good faith, after consultation with outside legal counsel and a financial advisor (i) is on terms that are more favorable from a financial point of view to the Seller’s stockholders than the transactions contemplated by this Agreement or the Transaction Documents (including any proposal by the Buyer to amend the terms of this Agreement) after taking into account all of the terms and conditions of such proposal and (ii) is likely to be completed (without material modification of its terms), in each of the cases of clause (i) and (ii) taking into account all financial, regulatory, legal and other aspects of such Seller Acquisition Proposal (including the timing and likelihood of consummation thereof) and the payment of the Buyer Termination Fee.

“Seller Termination Fee” has the meaning set forth in Section 7.5(a).

“Seller’s Common Stock” means the common stock, par value $0.0005 per share, of the Seller.

“Straddle Period” means any taxable period which begins before the Closing Date and ends after the Closing Date.

8

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

“Subsidiary” means, of a specified Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, or other legal entity of which the specified Person (either alone or through or together with any other Affiliate) owns, directly or indirectly, more than 50% of the voting stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body, of such legal entity or of which the specified Person controls the management.

“Tax” or “Taxes” means any and all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all interest, penalties and additions imposed with respect to such amounts, imposed by any Governmental Authority, and including any Liability for the payment of amounts as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

“Tax Returns” means any report, declaration, return, information return, claim for refund, election, disclosure, estimate or statement supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Termination Date” has the meaning set forth in Section 7.4(b).

“Third Party Claim” means any claim or demand for which an Indemnitor may be liable to an Indemnitee hereunder which is asserted by a third party.

“Trademark Assignment Agreement” means the Trademark Assignment Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

“Trademark Consent Letter” means the Trademark Consent Letter, dated as of the Closing Date, between the Buyer and the Seller, in the form attached hereto as Exhibit L.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Manufacturing Agreement, the Transition Services Agreement, the Trademark Assignment Agreement, the Bill of Sale and Assignment Agreement, the Trademark Consent Letter and any other document, instrument or agreement delivered in connection herewith or therewith.

“Transition Services Agreement” means the Transition Services Agreement, dated as of the Closing Date, in the form attached hereto as Exhibit E.

“Treasury Regulations” mean the Treasury regulations promulgated under the Code.

“Voting Agreement” means a voting agreement, dated as of the date hereof, stating, among other things, that the signatory agrees to vote in favor of the transactions contemplated by this Agreement in its capacity as a stockholder, in the form attached hereto as Exhibit I.

9

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

1.2       Interpretive Provisions. Unless the express context otherwise requires:

(a)       the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)       terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)       the terms “Dollars” and “$” mean United States Dollars;

(d)       references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e)       wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)       references herein to any gender shall include each other gender;

(g)       references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)       references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)       references herein to any Contract (including this Agreement) mean such Contract as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j)       with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k)       when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day;

(l)       references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(m)       references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

10

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

ARTICLE 2

PURCHASE PRICE AND PAYMENT; PURCHASE AND SALE OF THE BUSINESS

2.1       Purchase Price. The aggregate purchase price for the Business Assets shall be fifty million dollars ($50,000,000) (the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Purchase Price less the Escrow Amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer, such account designation to be provided no later than two (2) Business Days prior to the Closing Date.

2.2       Sale of the Business Assets; Assumption of the Assumed Liabilities.

(a)       Business Assets. At the Closing provided for in ARTICLE 3, upon the terms and subject to the conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to the Buyer or its designated Affiliate, and the Buyer or its designated Affiliate shall purchase from the Seller, the Business Assets, free and clear of all Encumbrances, other than Permitted Encumbrances, for an amount equal to the Purchase Price. The term “Business Assets” means all of the Seller’s right, title and interest in and to the Assets and Properties set forth below, but not including in any event the Excluded Assets:

(i)       Material Contracts;

(ii)       Books and Records; provided, that Seller shall have no obligation to provide board minutes and stockholder minutes;

(iii)       Acquired Intellectual Property;

(iv)       Non-US IP;

(v)       all advertising, marketing and promotional materials used in the marketing of the Products;

(vi)       Know-How;

(vii)       the license of certain trademarks pursuant to the Trademark Consent Letter;

(viii)       all tools, dies, cuts, stamps and other machinery used in the Business or containing the term “Cold-EEZE” listed on Schedule 2.2(a); provided, that such list shall not contain items that can be used for other products or that have a use outside of the Cold-EEZE branded products; and

(ix)       those Assets and Properties described on Schedule 2.2(a) attached hereto; provided, that, with respect to Permits, Schedule 2.2(a) shall only include such Permits that are freely transferrable by the Seller.

11

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(b)       Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of the Seller and its Affiliates (collectively, the “Excluded Assets”) shall be excluded from and shall not constitute Business Assets:

(i)       the corporate seals, charter documents, minute books, books of account or other records having to do with the corporate organization of the Seller;

(ii)       the Tax Returns and books of account or other records with respect to Taxes of the Seller;

(iii)       all Accounts Receivable;

(iv)       all cash and cash equivalents;

(v)       all rights which accrue or will accrue to the Seller under this Agreement;

(vi)       the Seller’s personnel records and copies of any other records that the Seller and its Affiliates are required by Law to retain in its possession;

(vii)       all known or unknown, liquidated or unliquidated, contingent or fixed, rights, claims or causes of action, choses in action, rights of recovery and rights of set-off of any kind, and indemnities against any Person that the Seller may have against any Person but only to the extent related to the Excluded Assets or the Retained Liabilities;

(viii)       all claims for refunds of Taxes and other governmental charges of whatever nature with respect to the Business Assets for Pre-Closing Periods;

(ix)       all rights of the Seller under Contracts related to the Business that are not assigned to the Buyer after the Seller has complied with Section 2.2(e);

(x)       all causes of action (including counterclaims) whether known or unknown, absolute, contingent (or based on a contingency) or otherwise, and defenses (A) to the extent not arising from or relating to the Business Assets or Assumed Liabilities as well as any books, records and privileged information relating thereto or (B) relating to any period through the Closing to the extent that the assertion of such cause of action or defense is necessary or useful in defending any claim that may be asserted against the Seller;

(xi)       all insurance policies and related Contracts and all rights thereunder (including the right to make claims thereunder and to the proceeds thereof);

(xii)       all claims and rights against any officer, director, member, manager, or employee of the Seller (in their capacity as an employee but not in any other capacity) following the Closing;

12

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(xiii)       all benefit plans and all trust agreements, insurance policies and administrative service and other Contracts relating to such;

(xiv)       all records and reports prepared or received by the Seller or any of its Affiliates in connection with the sale of the Business Assets and the transactions contemplated hereby, including all analyses relating to the Business Assets or the Buyer so prepared or received;

(xv)       all vendor numbers associated with the Business Assets or Business;

(xvi)       all plants, real property and equipment, other than such equipment or other Assets and Properties as set forth on Schedule 2.2(a);

(xvii)       all brands that are not related to or used in the Business;

(xviii)       all confidentiality agreements with prospective purchasers of the Business Assets or any portion thereof, and all bids and expressions of interest received from third parties with respect to the Business Assets;

(xix)       all privileged materials, documents and records of the Seller or the Seller’s Affiliates that are not related to the Business or the Business Assets; and

(xx)       inventory, finished goods, bulk, raw materials, packaging, supplies, parts and other inventories of the Business.

(c)       Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Business Assets pursuant to this Agreement, at the Closing provided for in ARTICLE 3, upon the terms and subject to the conditions of this Agreement, the Buyer will assume and agree to pay, perform and discharge the Assumed Liabilities and no others. The term “Assumed Liabilities” means, collectively, all Liabilities arising out of the ownership and operation of the Business Assets on or after the Closing Date, whether absolute, accrued, contingent, known or unknown, asserted or unasserted, fixed or otherwise, or whether due or to become due; provided, that Assumed Liabilities shall not include any Retained Liabilities.

(d)       Retained Liabilities. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not assume or be deemed to assume any Liabilities of the Seller except for the Assumed Liabilities. Without limiting the generality of the foregoing, the Buyer shall not assume, and the Seller shall continue to bear sole responsibility for all Liabilities arising out of (i) claims related to the Business Assets regarding adulterated products manufactured by the Seller, (ii) the Accounts Payable, (iii) all indebtedness of the Seller and all other Liabilities arising out of the Business Assets prior to the Closing Date, whether absolute, accrued, contingent, known or unknown, asserted or unasserted, fixed or otherwise, or whether due or to become due, including without limitation any and all Liabilities for any rebates, promotions, charge-backs or other changes in pricing with respect to sales of the Products for the period prior to the Closing; (iv) claims or Liabilities arising out of or associated with the Rights Agreement; (v)(A) all Taxes of the Seller (1) unrelated to the ownership or operation of the Business Assets and the Business or (2) related to the direct or indirect ownership or operation of the Business Assets and the Business for all periods prior to the Closing; (B) all Taxes, if any, imposed on the Seller and any consolidated, combined, or unitary group of which the Seller is a member as a result of the sale or transfer of the Business Assets and the Business pursuant to this Agreement; and (C) any liability of the Seller for the unpaid Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise; (vi) credits and payments for any returns of non-conforming Products sold by the Seller on or before the Closing Date; and (vii) the business and operations of the Seller or any of its Affiliates at any time, other than the Assumed Liabilities (collectively, the “Retained Liabilities”).

13

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(e)       Consent of Third Parties. Nothing in this Agreement shall be construed as an attempt by the Seller to novate or assign to the Buyer pursuant to this Agreement any Contract, permit, franchise, claim or other Assets and Properties included in the Business Assets that is by its terms or by law nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to the Seller would not by law pass to the Buyer as an incident of the assignments provided for by this Agreement (a “Non-Assignable Contract”). To the extent that any consent in respect of, or a novation of, a Non-Assignable Contract shall not have been obtained on or before the Closing Date, the Seller shall, for a period not to exceed one hundred eighty (180) days following the Closing Date, continue to use commercially reasonable efforts to obtain any such consent or novation after the Closing Date until the end of such one hundred eighty (180) day period following the Closing Date, and the Seller shall cooperate with the Buyer in any reasonable, economically feasible arrangement to provide that the Buyer shall receive the interest of the Seller in the benefits under such Non-Assignable Contract; provided, that such cooperation shall not require the Seller to pay any consideration, incur any costs or expenses or grant any financial accommodation or other benefit. The parties expressly intend and agree that, as between the Buyer and the Seller, the beneficial interest in and to and benefits of the Business Assets pass to the Buyer. The parties further expressly intend and agree that the Buyer, to the extent it receives the benefits referred to in the preceding sentence, shall assume and agree to perform and discharge all Liabilities under any such Business Asset as of the Closing, whether or not an assignment or transfer can be made, to the extent such Liabilities constitute Assumed Liabilities under this Agreement.

(f)       Return of Excluded Assets. In the event, through inadvertence, mistake or otherwise, (i) any Excluded Assets are transferred to the Buyer, the Buyer agrees to promptly transfer and deliver the same to the Seller or (ii) any Business Assets are retained by the Seller, the Seller agrees to promptly transfer and deliver the same to the Buyer. The parties shall cooperate to effect any transfer of assets required by the previous sentence in the most Tax efficient manner to both parties.

14

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

2.3       Transactions to be Effected at the Closing. At or prior to the Closing, the following transactions shall be effected by the parties:

(a)       The Seller shall deliver or cause to be delivered to the Buyer:

(i)       a certificate or certificates in compliance with Treasury Regulation Section 1.1445-2, certifying that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code; provided, that, notwithstanding anything in this Agreement to the contrary, the Buyer’s sole right if the Seller cannot make such certification shall be to make an appropriate withholding under Sections 897 and 1445 of the Code;

(ii)       the Bill of Sale and Assignment Agreement, duly executed by the Seller;

(iii)       the Manufacturing Agreement, duly executed by the Seller;

(iv)       the Transition Services Agreement, duly executed by the Seller;

(v)       the Trademark Assignment Agreement, duly executed by the Seller;

(vi)       the Escrow Agreement, duly executed by the Seller;

(vii)       a pay-off letter, in form and substance acceptable to the Buyer, from the Secured Parties stating that, as of the Effective Time, (A) the Secured Promissory Notes have been repaid in full, (B) the Secured Promissory Notes are extinguished and all Encumbrances in favor of the Secured Parties on the Business Assets pursuant to the Security Agreement have been terminated, released and discharged and that the Secured Parties have delivered to the Buyer all instruments, certificates, statements and other documents necessary to evidence such termination, release and discharge and (C) the Buyer is authorized to make all filings necessary or desirable to terminate any financing statement or other notice or evidence of any such Encumbrance;

(viii)       the Rights Agreement Amendment, duly executed by the Seller and American Stock Transfer and Trust Company;

(ix)       the Voting Agreements, duly executed by each director and executive officer of the Seller;

(x)       an electronic copy of the virtual data room hosted by Merrill Corporation under the name “Zeta – VDR”;

(xi)       the Trademark Consent Letter, duly executed by the Seller; and

(xii)       such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Seller pursuant to this Agreement or otherwise reasonably required to consummate the transactions contemplated hereby (but in no event shall the Seller be required to deliver an opinion of counsel in connection with the transactions contemplated by this Agreement).

15

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(b)       The Buyer shall deliver or cause to be delivered to the Seller:

(i)       an amount equal to the Purchase Price less the Escrow Amount, by wire transfer of immediately available funds to the bank account or accounts as are designated in writing by the Seller no later than two (2) Business Days prior to the Closing;

(ii)       a counterpart signature page to the Bill of Sale and Assignment Agreement, duly executed by the Buyer;

(iii)       a counterpart signature page to the Manufacturing Agreement, duly executed by the Buyer;

(iv)       a counterpart signature page to the Transition Services Agreement, duly executed by the Buyer;

(v)       a counterpart signature page to the Trademark Assignment Agreement, duly executed by the Buyer;

(vi)       counterpart signature pages to the Escrow Agreement, duly executed by the Buyer and the Escrow Agent;

(vii)       counterpart signature pages to the Voting Agreements;

(viii)       counterpart signature page to the Trademark Consent Letter, duly executed by the Buyer; and

(ix)       such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Buyer pursuant to this Agreement or otherwise reasonably required to consummate the transactions contemplated hereby (but in no event shall the Buyer be required to deliver an opinion of counsel in connection with the transactions contemplated by this Agreement).

(c)       The Buyer shall deliver or cause to be delivered to the Escrow Agent an amount equal to the Escrow Amount, by wire transfer of immediately available funds to the Escrow Account.

2.4       Purchase Price Allocation. The Seller and the Buyer shall allocate the Purchase Price and the amount of the Assumed Liabilities (to the extent required by applicable Law) among the Business Assets and the restrictive covenants set forth in Section 6.4 in accordance with the principles of Section 1060 of the Code for Tax purposes as set forth in Exhibit J (the “Purchase Price Allocation”). The parties shall (i) be bound by the Purchase Price Allocation and act in accordance with the Purchase Price Allocation in the filing of all Tax Returns (including filing Form 8594 with the United States federal Tax Return for the taxable year that includes the Closing Date) and in the course of any Tax audit, Tax review or Tax litigation relating thereto, and (ii) take no position and to cause their Affiliates to take no position inconsistent with the Purchase Price Allocation for Tax purposes unless required to do so by applicable Law.

16

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

ARTICLE 3

THE CLOSING

3.1       Closing; Closing Date. The closing of the sale and purchase of the Business Assets and the assumption of the Assumed Liabilities as contemplated hereby (the “Closing”) shall take place at the offices of Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022, at 10:00 a.m. local time, promptly, but not later than three (3) Business Days, after all of the conditions to Closing set forth in ARTICLE 7 are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as the Seller and the Buyer may mutually agree upon in writing (the “Closing Date”). The Closing shall be effective for all purposes as of 12:01 a.m. local time on the Closing Date at the place of the Closing (the “Effective Time”).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in the Disclosure Schedules, the Seller represents and warrants to the Buyer as follows:

4.1       Organization and Qualification. The Seller is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Solely with respect to the Business, the Seller has all requisite organizational power and authority to own, lease and operate its properties and carry on its business as presently owned or conducted. Solely with respect to the Business, the Seller has been qualified, licensed or registered to transact business as a foreign entity and is in good standing (or the equivalent thereof) in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, license or registration.

4.2       Binding Obligations. Subject to obtaining the Required Stockholder Vote, the Seller has all requisite organizational authority and power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Seller and no other proceedings on the part of the Seller are necessary to authorize the execution and delivery and performance of this Agreement and the transactions contemplated by this Agreement by the Seller. This Agreement has been duly executed and delivered by the Seller, and assuming that this Agreement constitutes the legal, valid and binding obligations of the Buyer, this Agreement constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies, and (b) general principles of equity (collectively, the “Equitable Exceptions”).

17

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

4.3       No Defaults or Conflicts; Consents. The due execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby (a) do not result in any violation of the certificate of incorporation or bylaws (or equivalent constituent documents) of the Seller or any resolution adopted by the board of directors (or similar governing body) of the Seller, (b) do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any Business Contract and (c) do not violate in any material respect any existing applicable Law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Seller with respect to the Business.

4.4       No Governmental Authorization Required. Except as set forth on Schedule 4.4, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by the Seller in connection with the due execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby; provided, however, that no representation or warranty is made with respect to authorizations, approvals, notices or filings with any Governmental Authority that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to be material to the Buyer’s ownership, use or operation of the Business Assets after the Closing.

4.5       Financial Statements. Schedule 4.5 contains true, correct and complete copies of the monthly gross sales, net sales, gross-to-net adjustments, cost of goods sold, selling expenses, advertising, marketing and promotional costs, and volumes for the Products for the period beginning January 1, 2014 and ending November 30, 2016 (the “Financial Information”). The Financial Information is unaudited and was derived from the financial statements of the Seller, which were compiled by the Seller in accordance with GAAP as consistently applied by the Seller, and is complete and accurate in all material respects.

4.6       Intellectual Property.

(a)       Schedule 4.6(a) sets forth a list or description, as applicable, of all (i) Intellectual Property owned by the Seller and included in the Business Assets, including, for all Intellectual Property that is registered, issued or subject to a pending application for registration or issuance, the record owner(s) and application, issuance or registration numbers and dates, including without limitation all abandoned trademark applications and applications which have been filed but for which the mark is no longer in use, and (ii) written license agreements relating to Intellectual Property to which the Seller is a party and which are included in the Business Assets (in each case other than license agreements for “off-the-shelf” or other software widely available on generally standard terms and conditions or agreements that are not substantially focused on the license of Intellectual Property, such as service, lease, sales or nondisclosure agreements in which the license of Intellectual Property is incidental to the primary purposes of such agreement) (each such license agreement, an “IP License”) (collectively, the Intellectual Property listed on Schedule 4.6(a) is referred to herein as the “Acquired Intellectual Property”). The Acquired Intellectual Property constitutes all Intellectual Property necessary for operation of the Business, as of the date hereof.

18

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(b)       The Seller owns or is licensed to use through an IP License, practice and otherwise exploit all Acquired Intellectual Property, taken as a whole, as of the date hereof, free and clear of any Encumbrances other than Permitted Encumbrances. Each IP License (i) is a legal and binding obligation of the Seller and, to the knowledge of the Seller, the other relevant parties thereto and (ii) is in full force and effect and enforceable against the Seller in accordance with the terms thereof in all material respects, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions.

(c)       To the knowledge of the Seller, during the five (5) year period prior to the date hereof, no Person has materially infringed or violated, and to the knowledge of the Seller no Person is materially infringing or violating, any of the Intellectual Property which is owned by the Seller and included in the Business Assets, and to the knowledge of the Seller, the marketing, license, distribution, sale and use of the products and services currently sold by the Seller in connection with the Business Assets, as applicable, does not infringe or violate in any material respect the proprietary rights of any third party. There are no royalty or license payments due to any third parties on any of the Business Assets.

(d)       To the knowledge of the Seller, during the five (5) year period prior to the date hereof, no Person (i) has infringed or violated in any material respect, or (ii) is infringing or violating in any material respect, any of the Non-US IP which is included in the Business Assets, and the Seller has not received notice of any such alleged infringement. Notwithstanding the foregoing, and regardless of any other provision of this Agreement, the Seller has advised the Buyer, and the Buyer acknowledges, that the Seller has not maintained or utilized the Non-US IP or any filings or registrations related thereto. Accordingly, and regardless of any other provision of this Agreement except for the first sentence of this Section 4.6(d), the Seller makes no representations, promises or warranties with respect to the Non-US IP, and the Buyer has not relied on any such representations, promises or warranties in entering into and performing this Agreement.

4.7       Contracts. For the purposes of this Agreement, “Business Contracts” means all active Contracts with respect to the Business since January 1, 2016 related to customers, suppliers, vendors, and service providers but does not include: (i) any non-customer Contracts relating to legal representation, items other than the Products, employees, office supplies, freight companies, accountants, overhead, ingredient suppliers, the operation of Seller’s facilities, the manufacturing of the Products, (ii) with respect to vendors and service providers, any Contract that has an annual value or cost in the year 2016 less than [****] dollars ($[****]), or (iii) any purchase order or series of purchase orders. The Seller represents it has made commercially reasonable efforts to populate Schedule 4.7 with the Business Contracts as of the date hereof. No less than ten (10) days prior to the Closing, the Seller will provide a true, complete and correct list of Business Contracts on Schedule 4.7. Each Business Contract constitutes a legal, valid, and binding obligation of the Seller and, to the knowledge of the Seller, of the other parties thereto, subject to the Equitable Exceptions. With respect to each of the Business Contracts, neither the Seller nor, to the knowledge of the Seller, any other party to any such Business Contract is in breach thereof or default thereunder, in any material respect. The Seller has not received or given written notice of termination of any Business Contract.

19

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

4.8       Taxes.

(a)       The Seller has paid or will pay in a timely manner (i) all Taxes that are shown to be due with respect to the Business or the Business Assets on any Tax Returns filed or to be filed by the Seller or pursuant to any assessment received by the Seller from any Governmental Authority for any period preceding the Closing Date, and (ii) all other Taxes with respect to the Business or the Business Assets due on or before the Closing Date (whether or not shown on a Tax Return).

(b)       The Seller has filed or will file in a timely manner with the appropriate Governmental Authority all Tax Returns required to be filed with respect to the Business or the Business Assets prior to or on the Closing Date and each such Tax Return has been prepared in all material respects in compliance with all applicable Laws and is true, accurate and complete in all material respects.

(c)       There are no pending, proposed, or to the knowledge of the Seller, threatened examinations, audits, actions, proceedings, investigations, disputes, assessments or claims with respect to any Taxes payable by or asserted against the Seller with respect to the Business or the Business Assets, and to the knowledge of the Seller, there is no basis for such claims or assessments.

(d)       There are no outstanding agreements or waivers that would extend the statutory period in which a Governmental Authority may assess or collect a Tax against the Seller with respect to the Business or the Business Assets.

(e)       There are no Encumbrances with respect to Taxes (other than for current Taxes not yet due and payable) upon the Business Assets.

(f)       None of the Business Assets constitute a “United States real property interest” within the meaning of Section 897(c) of the Code.

(g)       Except as may be the case with Non-US IP, none of the Business Assets, and no portion of the Business, (i) constitutes a permanent establishment in any country other than the United States, or (ii) is the subject of Taxation in any jurisdictions outside the United States.

(h)       No claim has been made in writing by any Governmental Authority in the past five (5) years in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to Taxation by that jurisdiction with respect to the Business or the Business Assets and, to the knowledge of the Seller, there is no basis for such claim.

(i)       Except for Non-US IP, none of the Business Assets are located outside of the United States.

20

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(j)       The Seller has collected or self-assessed and remitted to the appropriate Governmental Authority all sales and use or similar Taxes required to have been collected or self-assessed with respect to the Business, including any interest and any penalty, addition to Tax or additional amount unpaid, and has been furnished properly completed exemption certificates for all exempt transactions. The Seller has collected and/or remitted to the appropriate Governmental Authority all Taxes, customs duties, fees, and assessments with respect to the Business which are other than in the nature of income Taxes or charge of any kind whatsoever, including any interest and any penalty, addition to Tax or additional amount unpaid.

4.9         Reserved.

4.10       Litigation. Except as set forth on Schedule 4.10, as of the date hereof, there are no, and during the five (5) year period prior to the date of this Agreement, there have not been any, claims, actions or legal proceedings pending, or to the knowledge of the Seller, threatened against the Seller (a) relating to the transactions contemplated by this Agreement, (b) with respect to the Business Assets, before any Governmental Authority, or (c) with respect to Product Advertising.

4.11       Title to Business Assets. The Seller has (in the case of owned personal property) good, valid and marketable title to, or (in the case of leased personal property) a valid leasehold interest in or license to all of the Business Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. The representations and warranties made in this Section 4.11 do not apply to matters covered by Section 4.6 (Intellectual Property).

4.12       Brokers. Except as set forth on Schedule 4.12, no broker, finder or similar intermediary has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement with the Seller or any action taken by the Seller.

4.13       Compliance With Laws. Since January 1, 2014, solely with respect to the Business, Seller and its Affiliates have complied in all material respects with all applicable Laws.

4.14       Exclusivity of Representations. The representations and warranties made by the Seller in this Agreement or in any other document delivered pursuant to the terms of this Agreement are the exclusive representations and warranties made by the Seller. The Seller hereby disclaims any other express or implied representations or warranties. The Seller is not, directly or indirectly, making any representations or warranties regarding pro-forma financial information, financial projections or other forward-looking statements of the Business.

4.15       Solvency. Immediately after giving effect to the transactions contemplated hereby, each of the Seller and any of its Subsidiaries shall be solvent and shall (a) be able to pay their debts as they become due, (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities), and (c) have adequate capital to carry on their business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any of the Seller and any of its Subsidiaries. In connection with the transactions contemplated hereby, the Seller has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

21

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

4.16       Vote Required. The affirmative votes, at a duly called and held meeting of the stockholders, of the holders of a majority of the outstanding shares of the Seller’s Common Stock entitled to vote thereon (the “Required Stockholder Vote”) are the only votes of the holders of any class or series of shares of capital stock of the Seller necessary to adopt this Agreement, the Transaction Documents and approve the transactions contemplated hereby or thereby.

4.17       No Channel Stuffing. Since January 1, 2015, neither the Seller nor any of its Affiliates has (i) conducted sales of any Products outside of the ordinary course of business in any material respect, (ii) shipped or sold any Products in quantities that were not materially consistent with demand and the ordinary shipment and sales practices of the Business or (iii) engaged in “channel stuffing” of any Products, [****].

4.18       Seller Board Recommendation. The board of directors of the Seller, at a duly held meeting or by written consent, has, by the requisite vote of the members of the Seller’s board of directors voting, (i) determined that the terms of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby are advisable to and in the best interests of the holders of Seller’s Common Stock, (ii) directed that this Agreement, the Transaction Documents and the other transactions contemplated hereby and thereby be submitted for consideration at a duly called and held meeting of the stockholders, and (iii) resolved to recommend that the Seller’s stockholders vote in favor of the adoption of this Agreement, the Transaction Documents and approval of the other transactions contemplated hereby and thereby (in each case, in this clause (iii), the “Seller Board Recommendation”) and to include such recommendation in the Proxy Statement, subject to Section 6.10(e).

4.19       Permits. Schedule 4.19 lists those material permits that have been filed or obtained by the Seller with respect to the Products that, to the knowledge of the Seller, are required in order to develop, manufacture, package, supply, promote, distribute and sell the Products in the United States (collectively, the “Permits”). The Seller possesses (and since January 1, 2014 has possessed) and is in compliance (and since January 1, 2014 has complied) in all material respects with all Permits material to the conduct of the Businesses. All such Permits are valid and in full force and effect. To the knowledge of the Seller, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such Permit.

4.20       Regulatory Compliance.

(a)       The manufacture, sale and marketing of the Products by the Seller in the locations where Products have been manufactured, sold or marketed by or on behalf of the Seller, is and has been conducted in compliance in all material respects with all applicable Laws which, if not complied with, would materially restrict, bar or prohibit the manufacture, sale or marketing of any of the Products.

22

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(b)       The Products are and have been developed, tested, manufactured, handled, labeled, packaged, stored, supplied, promoted, distributed, marketed, commercialized, imported, exported, and sold by or on behalf of the Seller, as applicable, in material compliance with all applicable Laws. All manufacturing operations for the Products conducted by or on behalf of the Seller have been and are being conducted in compliance with current Good Manufacturing Practice under Section 501(a)(2)(B) of the Food, Drug, and Cosmetic Act and 21 CFR Part 211, as applicable to homeopathic products, consistent with FDA Compliance Policy Guidance Section 400.400. The Products have not been voluntarily recalled, suspended, or discontinued by the Seller at the request of the FDA or any other Governmental Authority, nor has the Seller received any notice from FDA or any other Governmental Authority that it has commenced or threatened to initiate any action to restrict the sales or marketing, request the recall of, or enjoin or restrict the production of the Products. The Products have been promoted by or on behalf of the Seller in compliance with all applicable Laws, including but not limited to those Laws administered and enforced by the FDA and the United States Federal Trade Commission (“FTC”) and the 1999 Consent Order. Neither the Seller nor any of its Representatives is subject to any notice, civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information from the FDA, FTC, or any other Governmental Authority regarding promotion of the Products, including but not limited to with regard to compliance with the 1999 Consent Order. The Seller has maintained records relating to the development, testing, manufacture, handling, labeling, packaging, storage, supply, promotion, distribution, marketing, commercialization, import, export, and sale of the Products in compliance with applicable Laws, and the Seller has submitted to the FDA and other Governmental Authorities in a timely manner any required notices or other reports, including but not limited to adverse experience reports related to the Products.

4.21       Administrative/Enforcement Action.

(a)       Except as set forth on Schedule 4.21(a), there is no material award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority to which the Business is subject.

(b)       Neither the Seller nor any of its Representatives has received any notice or communication from the FDA or other Governmental Authority requiring, recommending, or threatening to initiate any action to terminate, suspend, or materially limit the sale of the Products or alleging noncompliance with applicable Laws with regard to the Products or the Business. There has not been and is not now any material observation, civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information pending or in effect against the Seller or any of its officers and employees with respect to the Business, and the Seller has no liability (whether actual or contingent) with respect to the Business for failure to comply with applicable Laws. To the knowledge of the Seller, there is no act, omission, event, or circumstance that would reasonably be expected to give rise to or form the basis for any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information or any liability (whether actual or contingent) related to the Business for failure to comply with applicable Laws.

23

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

4.22       Proxy Statement. The Proxy Statement will not, at the time such document is mailed to the stockholders of the Seller, and at the time any amendment or supplement thereto is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading (other than information supplied by a third party in writing expressly for inclusion therein). The Proxy Statement will, at the time it is mailed to the stockholders of the Seller, and at the time any amendment or supplement thereto is filed with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act, as amended and the rules and regulations promulgated thereunder.

4.23       Rights Agreement and Rights Agreement Amendment. As of the date hereof, to the knowledge of the Seller, no holder of Seller’s Common Stock has become an “Acquiring Person” (as defined in Section 1(a) of the Rights Agreement) and no Section 11(a)(ii) or Section 13(i) triggering event under the Rights Agreement has occurred. No material action that has not been taken in accordance with the terms of the Rights Agreement is necessary (i) to render the Rights Agreement inapplicable to this Agreement and the transactions contemplated hereby, (ii) to ensure that (A) the Buyer is not deemed to be an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and (B) no Distribution Date (as defined in the Rights Agreement) will occur by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (iii) so that the Seller will have no obligations under the Rights (as defined in the Rights Agreement) issued pursuant to or under the Rights Agreement in connection with the transactions contemplated hereby and the holders of Seller’s Common Stock will have no rights under the Rights or the Rights Agreement in connection with the transactions contemplated hereby. The Seller is not a party to any other stockholder rights agreement, rights plan, anti-takeover plan, “poison pill” or other similar agreement or plan. The execution and delivery of the Rights Agreement Amendment have been duly authorized by all necessary corporate action on the part of the Seller, and the Rights Agreement Amendment constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the Equitable Exceptions.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Except as set forth in the Schedules delivered by the Buyer which are numbered to correspond with the sections of this ARTICLE 5, the Buyer represents and warrants to the Seller as follows:

5.1       Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has the requisite power and authority to own its properties and carry on its business in all material respects as presently owned or conducted.

24

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

5.2       Binding Obligations. The Buyer has all requisite authority and power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Buyer and no other proceedings on the part of the Buyer are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer. This Agreement has been duly executed and delivered by the Buyer and, assuming that this Agreement constitutes the legal, valid and binding obligations of the Seller, constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions.

5.3       No Defaults or Conflicts. The due execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby (a) do not result in any violation of the charter or bylaws or other constituent documents of the Buyer, (b) do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, mortgage or loan or any other agreement or instrument to which the Buyer is a party or by which it is bound or to which its properties may be subject, and (c) do not violate any existing applicable Law, rule, regulation, judgment, order or decree or any Governmental Authority having jurisdiction over the Buyer or any of its properties.

5.4       No Governmental Authorization Required. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by the Buyer in connection with the due execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby.

5.5       Brokers. No broker, finder or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement with the Buyer or any action taken by the Buyer.

5.6       Litigation. There is no claim, action, suit or legal proceeding pending or to the knowledge of the Buyer, threatened against the Buyer or any material portion of its Assets and Properties with respect to which there is a possibility of a determination which questions the validity or legality of this Agreement or the transactions contemplated hereby or which seeks to prevent the transactions contemplated hereby or otherwise would reasonably be expected, individually or in the aggregate, to materially impair the Buyer’s ability to effect the transactions contemplated hereby.

5.7       Sufficient Funds. The Buyer has (a) sufficient immediately available funds available and the financial ability to pay all amounts payable pursuant to ARTICLE 2 and any fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement and (b) the resources and capabilities (financial and otherwise) to perform its obligations hereunder. The Buyer has not incurred any obligation, commitment, restriction or liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case which would impair or adversely affect such resources and capabilities.

25

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

5.8       Buyer’s Reliance. The Buyer acknowledges that neither the Seller nor any other Person has made any representation or warranty, expressed or implied, as to the Business Assets, the Assumed Liabilities, or the Business, and the Buyer has not relied on any other express or implied representation, warranty or other statement by or on behalf of the Seller except as expressly set forth in this Agreement and the Transaction Documents.

5.9       Ownership of Seller’s Common Stock. Except as may be provided in the Voting Agreements, as of the date hereof, neither the Buyer nor any of its Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any shares of Seller’s Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Seller’s Common Stock and neither the Buyer nor any of its Affiliates has any rights to acquire, directly or indirectly, any shares of Seller’s Common Stock; except in any case, shares of Seller’s Common Stock (if any) owned in a mutual fund, pension plan or other similar fund to which Buyer or any of its Affiliates have an interest.

ARTICLE 6

COVENANTS

6.1       Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by the Buyer (which consent shall not be unreasonably withheld or delayed), the Seller shall (a) conduct the Business in the ordinary course consistent with past practice and in compliance in all material respects with applicable Law; (b) use commercially reasonable efforts to maintain and preserve intact the Business Assets, relationships with third parties and goodwill; and (c) notify the Buyer of the occurrence of any material event with respect to the Business as soon as reasonably practicable. Without limiting the foregoing, from the date hereof until the Closing Date, the Seller shall:

(i)       not sell, assign or encumber any of the Business Assets;

(ii)       not modify, amend or terminate any Business Contract that during the twelve (12) month period prior to the date of this Agreement involved, or during the twelve (12) month period following the date of this Agreement is reasonably expected to involve, payments by or to the Seller aggregating in excess of $[****] during such twelve (12) month period;

(iii)       not change or modify the pricing of any of the Products;

(iv)       not change any promotional allowances, discounts or other coupons offered to its customers related to the Products;

(v)       not change any advertising, marketing or promotional materials related to the Products;

26

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(vi)       pay the debts, Taxes and other obligations of the Business when due, including payment of any royalty or license payments due to any third parties;

(vii)       maintain the properties and assets included in the Business Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(viii)       preserve and maintain all of the Acquired Intellectual Property;

(ix)       preserve and maintain all of the Non-US IP consistent with past practice;

(x)       continue in full force and effect without modification all insurance policies, except as required by applicable Law;

(xi)       defend and protect the properties and assets included in the Business Assets from infringement or usurpation;

(xii)       perform all of its obligations under all Business Contracts;

(xiii)       comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Business Assets; and

(xiv)       not take or permit any action that would cause any of the changes, events or conditions described in this Section 6.1 to occur.

6.2       Confidentiality; Public Announcements.

(a)      Confidentiality.

(i)       The Buyer and the Seller shall each maintain in confidence, and shall cause their respective Representatives to maintain in confidence, any written, oral, or other information obtained in confidence from the other party hereto in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby, unless such information (A) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party (or its Affiliates) in breach of this Agreement, generally known or available to the public, (B) is known by the receiving party at the time of receiving such information, provided the receiving party can demonstrate such knowledge with written evidence, (C) is hereafter furnished to the receiving party by a third party that is under no continuing obligations as a matter of right and without restriction on disclosure as proven by written evidence, (D) is independently developed by or on behalf of the receiving party without any breach of this Agreement as proven by written evidence, (E) is the subject of a written permission to disclose provided by the disclosing party, or (F) is required to be furnished or disclosed by applicable Law (including information required to be disclosed in SEC filings); provided, that the receiving party gives the providing party written notice of the information to be disclosed as far in advance of its disclosure as practicable and uses its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information; provided, further, that nothing in this Section 6.2 will in any way restrict or limit the use of any information acquired by the Buyer as part of the transactions contemplated by this Agreement directly relating to the Business Assets.

27

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(ii)       The Seller shall not, and shall cause its Affiliates not to, at any time, disclose to any Person other than the Buyer any confidential or proprietary information, knowledge or data which directly relates to the Business Assets, whether or not marked or otherwise identified as confidential, proprietary or secret, unless such information (A) is now, or hereafter becomes, through no act or failure to act on the part of the Seller (or their respective Affiliates) in breach of this Agreement, generally known or available to the public, (B) is furnished to the Seller by a third party that is under no continuing obligation as a matter of right and without restriction on disclosure, (C) is the subject of a written permission to disclose provided by the Buyer, or (D) is required to be furnished or disclosed by applicable Law (including information required to be disclosed in SEC filings); provided that the Seller gives the Buyer written notice of the information to be disclosed as far in advance of its disclosure as practicable and uses its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

(iii)       The covenants contained in paragraphs (i) and (ii) of this Section 6.2(a) will continue to be applicable until the second (2nd) anniversary of the Effective Time; provided, however, that the Seller’s obligation set forth in paragraph (ii) of this Section 6.2(a) shall be perpetual as it relates to the Acquired Intellectual Property and Non-US IP.

(b)       Public Announcements. No party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto (not to be unreasonably withheld); provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure is required by Law (including securities Laws) or stock exchange requirements, in which case the party making such determination will use commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance. Notwithstanding the foregoing, the Buyer consents to the Seller’s publication of a press release upon the execution of this Agreement, in the form attached hereto as Exhibit K, and upon the Closing, in form and substance reasonably acceptable to the Buyer.

6.3       Books and Records; Litigation Matters.

(a)       Books and Records. The Seller and its Affiliates shall have the right to retain copies of all books and records of the Business relating to periods ending on or prior to the Closing Date. Following the Closing Date, the Buyer shall retain the Books and Records in a manner consistent with applicable Law and the Buyer’s document retention policies in effect from time to time. After the Closing, the Buyer shall allow the counsel, accountants, and other Representatives of the Seller and its Affiliates access to such Books and Records (with the related right of examination and duplication) upon reasonable request by the Seller and during normal business hours, subject to the confidentiality restrictions contained herein.

28

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(b)       Litigation Matters. Following the Closing, in the event that, and so long as, the Seller or any of its Affiliates is actively contesting, defending or investigating any charge, audit, complaint, action, suit, proceeding, hearing, threat, investigation, grievance, arbitration, allegation, claim, pre-claim, legal proceeding or demand in connection with (i) any transaction contemplated by this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction relating to periods prior to the Closing and involving the Business, at the Seller’s sole cost and expense, the Buyer and its Affiliates will reasonably cooperate with such contesting, defending or investigating party and its counsel in the contest, defense or investigation, including by making available their personnel so as to assist with the contest, defense or investigation, by executing a joint defense agreement with such contesting, defending or investigating party, by agreeing to preserve the attorney-client privilege, work product doctrine or other privilege that may attach to any privileged communications or information with respect thereto, by providing such Intellectual Property rights or otherwise by participating as a party to the extent reasonably requested to pursue or defend any such contest, defense or investigation.

6.4       Non-Compete; Non-Solicitation.

(a)       The Seller shall not, and shall cause Seller’s Subsidiaries not to, directly or indirectly, for the period beginning on the Closing Date and ending on the [****] anniversary of the Closing Date, develop, manufacture, sell, promote or distribute, including as a partner, stockholder, member, employee, principal, agent, trustee or consultant, any product in the United States that is used or indicated for cough, cold or flu; provided that the Seller may (A) continue to develop, manufacture, sell, promote or distribute the [****] as are marketed by the Seller as of the Closing Date, provided that such products shall not include [****]; and (B) contract manufacture any product for a third party, provided that such products referenced in clause (B) shall not include any products [****].

(b)       Mr. Ted Karkus shall not, directly or indirectly, for the period beginning on the Closing Date and ending on the [****] anniversary of the Closing Date, develop, manufacture, sell, promote or distribute, including as a partner, stockholder, member, employee, principal, agent, trustee or consultant, any product in the United States that is used or indicated for cough, cold or flu; provided that Mr. Ted Karkus may (A) continue to develop, manufacture, sell, promote or distribute the [****] as are marketed by the Seller as of the Closing Date, provided that such products shall not include [****]; and (B) contract manufacture any product for a third party, provided that such products referenced in clause (B) shall not include any products [****].

29

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(c)       Mr. Robert V. Cuddihy, Jr. shall not, directly or indirectly, develop, manufacture, sell, promote or distribute, including as a partner, stockholder, member, employee, principal, agent, trustee or consultant, any product in the United States that is used or indicated for (i) cough, cold or flu for the period beginning on the Closing Date and ending on the [****] anniversary of the Closing Date, or (ii) cough, cold or flu with zinc as the primary active ingredient for the period beginning on the Closing Date and ending on the [****] anniversary of the Closing Date; provided that Mr. Robert V. Cuddihy, Jr. may (A) continue to develop, manufacture, sell, promote or distribute the [****] as are marketed by the Seller as of the Closing Date, provided that such products shall not include [****]; and (B) contract manufacture any product for a third party, provided that such products referenced in clause (B) shall not include any products [****].

(d)       Dr. Raouf Ghaderi shall not, directly or indirectly, develop, manufacture, sell, promote or distribute, including as a partner, stockholder, member, employee, principal, agent, trustee or consultant, any product in the United States that is used or indicated for cough, cold or flu with zinc as the primary active ingredient for the period beginning on the Closing Date and ending on the [****] anniversary of the Closing Date; provided that Dr. Raouf Ghaderi may (A) continue to develop, manufacture, sell, promote or distribute the [****] as are marketed by the Seller as of the Closing Date, provided that such products shall not include [****]; and (B) contract manufacture any product for a third party, provided that such products referenced in clause (B) shall not include any products [****].

(e)       For [****] years after the Closing Date, the Seller, Mr. Ted Karkus, Mr. Robert V. Cuddihy, Jr. and Dr. Raouf Ghaderi (each, a “Restricted Party”) shall not, and shall cause the Seller’s Subsidiaries not to, solicit, offer employment to or hire any Person that is employed by the Buyer in connection with the Business; provided, however, that such Restricted Party shall not be prohibited from (i) initiating searches for employees or contractors through the use of non-directed general advertisement or through the engagement of firms to conduct searches that are not targeted or focused on persons employed by the Buyer or (ii) soliciting, offering employment to or hiring a former employee of the Buyer, whose employment has been terminated by the Buyer. For [****] years after the Closing Date, the Buyer shall not solicit, offer employment to or hire any Person that is employed by the Seller; provided, however, that the Buyer shall not be prohibited from (i) initiating searches for employees or contractors through the use of non-directed general advertisement or through the engagement of firms to conduct searches that are not targeted or focused on persons employed by the Seller or (ii) soliciting, offering employment to or hiring a former employee of the Seller, whose employment has been terminated by the Seller.

6.5       Cooperation. From and after the Closing, if the Seller or any of its Affiliates receive any funds or notices relating to any Business Assets, the Seller or its Affiliates shall remit such funds or notices to the Buyer within five (5) Business Days after its receipt thereof. From and after the Closing, if the Buyer or its Affiliates receive any funds or notices not relating to the Business Assets, the Buyer or its Affiliates shall remit any such funds or notices to the Seller within five (5) Business Days after its receipt thereof. From the date hereof, the Buyer shall take any and all reasonable action requested by the Seller in connection with the Seller obtaining the consents set forth in Section 7.3(f) and 7.3(g) and shall not, by act or omission, impede or negatively affect the Seller’s efforts related to obtaining such consents.

30

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

6.6       Further Assurances. At any time or from time to time after the Closing, at the Seller’s request and without further consideration, the Buyer shall, and shall cause its Affiliates to, execute and deliver to the Seller such other reasonable instruments of assumption, provide such reasonable materials and information and take such other reasonable actions as the Seller may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to the Buyer, and for the Buyer to assume and agree to pay, perform and discharge, all of the Assumed Liabilities. At any time or from time to time after the Closing, at the Buyer’s reasonable request and without further consideration, the Seller shall (a) execute and deliver to the Buyer such other reasonable instruments of sale, transfer, conveyance, assignment and confirmation, provide such reasonable materials and information and take such other reasonable actions as the Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer’s title to, all of the Business Assets and (b) make available, during normal business hours, any employee of the Seller with knowledge of the Business to the extent such availability is reasonably required by the Buyer in connection with the use or operation of the Business Assets.

6.7       Transfer of Know-How. At or prior to the Closing, the Seller shall disclose (and provide copies or provide reasonable access to make copies, as applicable) to the Buyer all Know-How that is necessary or reasonably useful in the manufacturing (including quality assurance and control testing, filling, labeling, packaging, finishing, storage and shipping, as applicable) of the Products. In connection with the foregoing, the Seller shall make available to the Buyer, at the Seller’s expense, such advice of its technical personnel as may reasonably be requested by the Buyer in connection with such transfer, understanding and implementation of such manufacturing related Know-How.

6.8       Tax Matters.

(a)       The Seller will prepare and timely file all Tax Returns and pay all Taxes owed in respect of the Business Assets and the Business for all Tax periods ending on or prior to the Closing Date, including any Tax preparation fees. The Buyer will prepare and timely file all other Tax Returns that are required to be filed in respect of the Business Assets and the Business and the Buyer will be responsible for paying all Taxes with respect to periods beginning after the Closing Date. The Seller shall be responsible for any and all Taxes owed with respect to taxable periods ending on or before the Closing Date, and shall be responsible for any Tax preparation fees incurred related thereto. With respect to Taxes owed for a Straddle Period, the Seller will be responsible for the amount apportioned (pursuant to Section 6.8(b)) to days on or before the Closing Date and the Buyer will be responsible for amounts apportioned to days after the Closing Date. The Seller will pay such apportioned Taxes that are due and payable on or prior to the Closing Date (including any Tax preparation fees), and bill the Buyer for any part of that amount apportioned to the Buyer. The Buyer will pay such apportioned Taxes that are due and payable after the Closing Date and bill the Seller for any part of that amount apportioned to the Seller. Notwithstanding the foregoing, the Seller shall bear and be solely responsible for the payment of all Taxes which are or become payable by the Seller prior to, at, or after the Closing Date, in connection with the transactions contemplated hereby, regardless of when an assessment in respect of any such matter occurs, whether before or after the Closing Date.

31

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(b)       For any Taxes that are payable with respect to a Straddle Period, (i) in the case of Taxes such as property Taxes, ad valorem Taxes, and similar Taxes imposed on a periodic basis, the portion of any such Tax that is attributable to the portion of the period ending on the Closing Date shall be considered to equal the amount of such Taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period that ends on the Closing Date and the denominator of which is the number of days in the entire taxable period and (ii) in the case of Taxes that are imposed on, or are based in whole or in part on, the income, gross receipts, operations or payroll of the Seller (such as sales and use, value added, and goods and services Taxes), the portion of such Taxes which is attributable to the portion of such taxable period ending on the Closing Date shall be determined by closing the books of the Seller as of the end of the day on the Closing Date. For purposes hereof, Taxes attributable to any period or portion thereof ending on or prior to the Closing Date shall include sales, use, value added, goods and services and similar Taxes imposed on sales or gross receipts that accrue or are received on or prior to the Closing Date, and Taxes attributable to the ownership of property during periods on or prior to the Closing Date.

(c)       After the Closing Date, the Seller, and the Buyer shall:

(i)       use commercially reasonable efforts to cooperate fully in preparing for any audits of, or disputes with Governmental Authorities regarding, any Tax Returns relating to the Business Assets or the Business and make available to the other and to any Governmental Authority as reasonably requested all information, records, and documents relating to liabilities for Taxes associated with the Business or the Business Assets as set forth in this Agreement;

(ii)       make available to the other, as reasonably requested and available, personnel responsible for preparing or maintaining information, records and documents in connection with Taxes as well as any related litigation;

(iii)       preserve all such information, records, and documents until the expiration of any applicable statutes of limitation or extensions thereof and as otherwise required by Law; and

(iv)       provide timely notice to the other in writing of any pending or threatened Tax audits or assessments related to the Business Assets and the Business for periods beginning prior to the Closing Date and furnish the other with copies of all correspondence received from any Governmental Authority in connection with any Tax audit or information request with respect to any such period.

(d)       The Buyer shall be authorized to withhold from the amounts payable hereunder any Taxes that are required to be withheld from such amounts under applicable Law. For all purposes, such Taxes withheld and paid to the applicable Tax authorities will be treated as having been paid by the Buyer to the applicable payee under the terms of this Agreement.

32

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

6.9       No Channel Stuffing. The Seller shall not, and shall cause its Affiliates not to (i) conduct sales of any Products outside of the ordinary course of business in any material respect, (ii) ship or sell any Products in quantities that are not materially consistent with demand and the ordinary shipment and sales practices of the Business or (iii) engage in “channel stuffing” of any Products, [****].

6.10       Non-Solicitation by the Seller.

(a)       The Seller agrees that neither it nor any of its Subsidiaries, nor any of their respective officers, directors or employees, shall, and that it shall use its commercially reasonable efforts to cause its and their respective Representatives not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly: (i) solicit, initiate, seek or knowingly encourage the making, submission or announcement of any Seller Acquisition Proposal, (ii) furnish any nonpublic information regarding the Seller or any of its Subsidiaries to any Person in connection with or in response to a Seller Acquisition Proposal, (iii) continue or otherwise engage or participate in any discussions or negotiations with any Person with respect to any Seller Acquisition Proposal, (iv) except in connection with a Board Change of Recommendation pursuant to Section 6.10(e), approve, endorse or recommend any Seller Acquisition Proposal, or (v) except in connection with a Board Change of Recommendation pursuant to Section 6.10(e), enter into any letter of intent, arrangement, agreement or understanding relating to any Seller Acquisition Transaction; provided, however, that this Section 6.10 shall not prohibit (A) the board of directors of the Seller or any committee thereof, directly or indirectly through any officer, employee or Representative, prior to the earlier of the Effective Time or the receipt of the Required Stockholder Vote, from furnishing nonpublic information regarding the Seller or any of its Subsidiaries to, or entering into or participating in discussions or negotiations with, any Person in response to an unsolicited, bona fide Seller Acquisition Proposal that the board of directors of the Seller or any committee thereof concludes in good faith, after consultation with outside legal counsel and a financial advisor, constitutes or would reasonably be expected to result in a Seller Superior Offer if (1) the board of directors of the Seller or any committee thereof concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action with respect to such Seller Acquisition Proposal would be reasonably likely to result in a breach of its fiduciary duties under applicable Law, (2) such Seller Acquisition Proposal did not result from a material breach of this Section 6.10, (3) prior thereto the Seller has given the Buyer the notice required by Section 6.10(b), and (4) the Seller furnishes any nonpublic information provided to the maker of the Seller Acquisition Proposal only pursuant to a confidentiality agreement between the Seller and such Person containing customary terms and conditions that in the aggregate are not materially less restrictive than those contained in the Confidentiality Agreement; or (B) the Seller from complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to any Seller Acquisition Proposal, including any so called “stop, look and listen” communications, or making any other statement or disclosure that the Seller determines in good faith, after consultation with its outside legal counsel, that the failure of the Seller to make such statement or disclosure would reasonably be expected to be a violation of applicable Law; provided that the board of directors of the Seller may make a Board Change of Recommendation only in accordance with Section 6.10(e).

33

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(b)       The Seller shall promptly, and in no event later than twenty-four (24) hours after its receipt of any Seller Acquisition Proposal, or any request for nonpublic information relating to the Seller or any of its Subsidiaries in connection with a Seller Acquisition Proposal, advise the Buyer orally and in writing of such Seller Acquisition Proposal or request (including, subject to the terms of any applicable confidentiality agreement, providing the identity of the Person making or submitting such Seller Acquisition Proposal or request, and, (i) if it is in writing, a copy of such Seller Acquisition Proposal and any related draft agreements and (ii) if oral, a reasonably detailed summary thereof that is made or submitted by any Person during the period between the date hereof and the Closing Date). The Seller shall keep the Buyer informed on a prompt basis with respect to any change to the material terms of any such Seller Acquisition Proposal (and in no event later than one (1) Business Day following any such change), including, subject to the terms of any applicable confidentiality agreement, providing the Buyer with a copy of any draft agreements and modifications thereof.

(c)       Upon the execution of this Agreement, the Seller shall, and shall cause its Subsidiaries and its and their respective officers, directors and employees, and shall use its commercially reasonable efforts to cause its and their respective Representatives to, immediately cease and terminate any existing activities, discussions or negotiations between the Seller or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives and any Person that relate to any Seller Acquisition Proposal and shall use commercially reasonable efforts to obtain the prompt return or destruction of any confidential information previously furnished to such Persons with respect thereto within six (6) months prior to the date hereof.

(d)       Except as otherwise provided in Section 6.10(e), the board of directors of the Seller (or any committee thereof) may not (i) withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, the Seller Board Recommendation in a manner adverse to the Buyer or make any statement, filing or release, in connection with obtaining the Required Stockholder Vote or otherwise, inconsistent with the Seller Board Recommendation, (ii) approve, endorse or recommend any Seller Acquisition Proposal (any of the foregoing set forth in clauses (i) and (ii), a “Board Change of Recommendation”), or (iii) enter into a written definitive agreement providing for a Seller Acquisition Transaction.

(e)       The board of directors of the Seller or any committee thereof may at any time prior to the earlier of the Effective Time or receipt of the Required Stockholder Vote (i) effect a Board Change of Recommendation in respect of a Seller Acquisition Proposal, and/or (ii) if it elects to do so in connection with or following a Board Change of Recommendation, terminate this Agreement pursuant to Section 7.4(d)(ii) in order to enter into a written definitive agreement providing for a Seller Acquisition Transaction, if (and only if): (A) a Seller Acquisition Proposal is made to the Seller by a third party, and such offer is not withdrawn; (B) the board of directors of the Seller or such committee thereof determines in good faith after consultation with outside legal counsel and a financial advisor that such offer constitutes a Seller Superior Offer; (C) following consultation with outside legal counsel, the board of directors of the Seller or such committee thereof determines that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law; (D) the Seller provides the Buyer three (3) Business Days’ prior written notice of its intention to take such action (such three (3)-Business Day period, the “Notice Period”), which notice shall include the information with respect to such Seller Superior Offer that is specified in Section 6.10(b) (it being understood that any material revision or amendment to the terms of such Seller Superior Offer shall require a new notice and, in such case, all references to three (3) Business Days in this Section 6.10(e) shall be deemed to be one (1) Business Day); and (E) at the end of the Notice Period described in clause (D), the board of directors of the Seller or such committee thereof again makes the determination in good faith after consultation with outside legal counsel and a financial advisor (after negotiating in good faith with the Buyer and its Representatives if requested by the Buyer during the Notice Period regarding any adjustments or modifications to the terms of this Agreement proposed by the Buyer and taking into account any such adjustments or modifications) that the Seller Acquisition Proposal continues to be a Seller Superior Offer and, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law.

34

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(f)       During the period from the date of this Agreement through the Effective Time, neither the Seller nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality agreement to which it is a party relating to a proposed business combination involving the Seller or any standstill agreement to which it is a party; during such period, the Seller or its Subsidiaries, as the case may be, shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof.

6.11       Preparation and Mailing of the Proxy Statement.

(a)       The Seller shall use its commercially reasonable efforts to prepare and file within twenty (20) days following the full execution and delivery of this Agreement with the SEC proxy materials that shall constitute the proxy statement relating to the matters to be submitted to the stockholders of the Seller at the Seller Stockholders Meeting (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”) and Buyer shall provide to the Seller all information concerning the Buyer and its Affiliates as may be reasonably requested by the Seller in connection with the Proxy Statement. The Proxy Statement shall comply as to form in all material respects with applicable provisions of the Exchange Act and the rules and regulations thereunder. The Seller shall provide the Buyer and its counsel with a reasonable opportunity to review and comment on the Proxy Statement prior to the initial filing with the SEC. The Seller shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Seller’s stockholders as promptly as reasonably practicable following the date the Proxy Statement has been cleared for mailing by the SEC.

(b)       The Seller shall, as promptly as reasonably practicable after receipt thereof, provide the Buyer copies of any written comments and advise the Buyer of any oral comments, with respect to the Proxy Statement received from the SEC. The Seller shall provide the Buyer with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement and any communications prior to filing such with the SEC and shall promptly provide the Buyer with a copy of all such filings and communications made with the SEC.

35

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(c)       If at any time prior to the Effective Time, any information relating to the parties, or any of their respective Affiliates, officers or directors, should be discovered by any of the parties which should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Seller shall file as promptly as reasonably practicable with the SEC an amendment of, or a supplement to, the Proxy Statement and, to the extent required by Law, disseminate the information contained in such amendment or supplement to the stockholders of the Seller.

6.12       Seller Stockholders Meeting; Seller Board Recommendation.

(a)       As promptly as reasonably practicable after the Proxy Statement has been cleared for mailing by the SEC, the Seller shall take all necessary actions to duly call, give notice of, convene and hold a meeting of the stockholders of the Seller (such meeting, or any adjournments or postponements thereof, the “Seller Stockholders Meeting”) for the purpose of obtaining the Required Stockholder Vote and shall use commercially reasonable efforts to solicit its stockholders to obtain the Required Stockholder Vote.

(b)       The board of directors of the Seller shall, subject to Section 6.10(e), make the Seller Board Recommendation to the stockholders of the Seller and include the Seller Board Recommendation in the Proxy Statement.

(c)       Following the receipt of the Required Stockholder Vote, if applicable, the Buyer and the Seller shall effect the Closing as promptly as reasonably practicable.

6.13       Material Contracts; Required Consents.

(a)       Prior to the Closing Date, the Buyer shall provide to the Seller a list of Business Contracts to be acquired in connection with the transactions contemplated hereby (the “Material Contracts”); provided, that the Material Contracts shall not include any employment agreement or other Contract that relates to the Seller’s broader business or solely to the manufacture of the Products. For any Material Contract that is freely assignable, then the Seller shall assign such Contract to the Buyer and the Buyer shall assume such Contract at the Closing pursuant to Section 2.2(a)(i). For any Material Contract that is freely assignable and pertains to multiple products, then the Seller and the Buyer shall use commercially reasonable efforts to cooperate with one another in order to enter into new agreements with the other parties to such Contract in order to apportion the products appropriately; provided, that such cooperation shall not require the Seller to pay any consideration, incur any costs or expenses or grant any financial accommodation or other benefit. For any Material Contract that is a Non-Assignable Contract, the Seller and the Buyer shall use commercially reasonable efforts to cooperate with one another as set forth in Section 2.2(e).

36

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(b)       Prior to the Closing, the Seller shall use commercially reasonable efforts to obtain the consents required from any third parties and to deliver all notices required to be delivered under any Material Contracts in connection with the transactions contemplated by this Agreement.

6.14       Use of the Acquired Intellectual Property and Non-US IP. Except as set forth in the Manufacturing Agreement, Transition Services Agreement and Trademark Consent Letter, from and after the Closing Date, the Seller shall cease all use of the Intellectual Property set forth on Schedule 2.2(a), the Acquired Intellectual Property and Non-US IP.

6.15       Communications with Customers. From and after the date hereof, the Buyer and the Seller shall jointly provide written notice of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby to each of the customers that Seller has engaged with in the twelve (12) months prior to the Closing Date in connection with the Business. The Seller shall use commercially reasonable efforts to facilitate an ongoing relationship between such customers and the Buyer or its third-party designee on terms and conditions substantially the same as those between the Seller and such customers. Notwithstanding anything to the contrary in this Agreement, the Seller shall not be required to pay any consideration, incur any costs or expenses or grant any financial accommodation or other benefit in connection with this Section 6.15.

6.16       Communications with Suppliers. From and after the date hereof, the Buyer and the Seller shall jointly provide written notice of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby to each of the suppliers that Seller has engaged with in the twelve (12) months prior to the Closing Date in connection with the Business. The Seller shall use commercially reasonable efforts to facilitate an ongoing relationship between such suppliers and the Buyer or its third-party designee on terms and conditions substantially the same as those between the Seller and such suppliers. Notwithstanding anything to the contrary in this Agreement, the Seller shall not be required to pay any consideration, incur any costs or expenses or grant any financial accommodation or other benefit in connection with this Section 6.16.

6.17       Rights Agreement. In the event that disclosure is publicly made that a person other than Buyer or an Affiliate of the Buyer had become an “Acquiring Person” prior to the date of this Agreement, and the Rights (as defined in the Rights Agreement) would be exercisable for shares of the Buyer or an Affiliate of the Buyer, then the Seller shall take all actions necessary to amend the Rights Agreement to accelerate the termination thereof such that the Rights Agreement terminates prior to a Distribution Date (as defined in Section 3(a) of the Rights Agreement).

6.18       Past Cold-EEZE Products. To the extent the Seller discovers any additional rights relating to solely Cold-EEZE products that were marketed in the past, that were not transferred at the Closing, the Seller will promptly notify the Buyer and transfer, convey and assign such rights to the Buyer without further consideration, but, notwithstanding anything to the contrary in this Agreement or otherwise, the Seller has advised the Buyer, and the Buyer acknowledges, that the Seller makes no representations or warranties with respect thereto. In the event such additionally discovered rights relate to Cold-EEZE but also relate to other products, Seller will grant Buyer a perpetual, non-exclusive, royalty-free, fully paid-up license to such rights for use solely in connection with Cold-EEZE branded products.

37

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

ARTICLE 7

CONDITIONS TO CLOSING; TERMINATION

7.1       Conditions to the Parties’ Obligations. The obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the absence of an injunction, writ, temporary restraining order or other order or Law in effect which restrains or prohibits the transactions contemplated by this Agreement.

7.2       Conditions to the Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction (or waiver by the Buyer), prior to or at the Closing, of each of the following:

(a)       The representations and warranties of the Seller contained in ARTICLE 4 shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).

(b)       The Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)       The Seller shall have delivered to the Buyer the deliveries set forth in Section 2.3(a).

(d)       The Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Seller, that each of the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(e)       The Buyer shall have received a certificate of the Secretary (or equivalent officer) of the Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors and stockholders of the Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(f)       All authorizations, orders and consents from any Governmental Authorities set forth on Schedule 4.4 shall have been obtained in form and substance reasonably satisfactory to the Buyer.

(g)       The Buyer shall have received a certificate of the Chief Financial Officer of the Seller certifying that attached thereto is a true and complete report reflecting quantities of the Products sold, broken down by SKU, location, date and quantity sold, on a month-by-month basis during the twelve (12)-month period immediately prior to the Closing, which report shall, to the satisfaction of the Buyer, in its reasonable judgment, evidence no “channel stuffing” or similar practice by or on behalf of the Seller.

(h)       The Seller shall have obtained the Required Stockholder Vote.

(i)       No Material Adverse Effect shall have occurred.

38

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

7.3       Conditions to the Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction (or waiver by the Seller), prior to or at the Closing, of each of the following:

(a)       The representations and warranties of the Buyer contained in ARTICLE 5 shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).

(b)       The Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)       The Buyer shall have delivered to the Seller the deliveries set forth in Section 2.3(b).

(d)       The Buyer shall have delivered to the Escrow Agent the deliveries set forth in Section 2.3(c).

(e)       The Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Buyer, that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

(f)       All authorizations, orders and consents from any Governmental Authorities set forth on Schedule 4.4 shall have been obtained in form and substance reasonably satisfactory to the Seller.

(g)       The Seller shall have obtained the Required Stockholder Vote.

7.4       Termination. This Agreement may be terminated at any time prior to the Closing by written notice of termination only as follows:

(a)       by mutual written consent of the Buyer and the Seller;

(b)       by either the Buyer or the Seller if:

39

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(i)       the Closing shall not have occurred on or before March 31, 2017 or such other date as the parties may agree in writing (the “Termination Date”); provided, that the Buyer in its sole discretion may upon written notice to the Seller extend the Termination Date for up to 30 days; provided, further, that the right to terminate this Agreement pursuant to this Section 7.4(b)(i) shall not be available to any party that is (A) in material breach of any representation, warranty, covenants or other agreement contained herein on the Termination Date, or (B) responsible for a breach of its obligations under this Agreement in any manner that shall have proximately caused the failure of a condition to the consummation of the transactions contemplated by this Agreement on or prior to the Termination Date;

(ii)       (A) any Law, decree, judgment, injunction or other order permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement shall become final and non-appealable or (B) any decree, judgment, injunction or other order permanently restraining, enjoining or otherwise prohibiting the Buyer from consummating the transactions contemplated by this Agreement shall become final and non-appealable; or

(iii)       if the Required Stockholder Vote shall not have been obtained at the Seller Stockholders Meeting or at any adjournment or postponement thereof; provided that the right to terminate this Agreement pursuant to this Section 7.4(b)(iii) shall not be available to any party whose failure to perform any of its obligations under this Agreement shall have directly or indirectly caused the failure of the Seller to obtain the Required Stockholder Vote; or

(c)       by the Buyer upon written notice to the Seller:

(i)       if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Seller contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 7.2(a) and Section 7.2(b) not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Buyer or cured by the Seller within fifteen (15) Business Days after receipt by the Seller of written notice thereof from the Buyer or is not reasonably capable of being cured prior to the expiration of such fifteen (15) day period; provided, however, the Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.4(c)(i) if it is in material breach of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 7.3(a) and Section 7.3(b) not to be satisfied;

(ii)       if (A) a Board Change of Recommendation, whether or not permitted by the terms hereof, shall have occurred; (B) the Seller shall have delivered a notice to the Buyer of its intent to effect a Board Change of Recommendation in accordance with Section 6.10(e); (C) following the request in writing by the Buyer, the board of directors of the Seller shall have failed to reaffirm publicly the Seller Board Recommendation within five (5) Business Days after the Buyer requests in writing that such recommendation be reaffirmed publicly; or (D) the Seller shall have breached, in any material respect, the provisions of Section 6.10; or

40

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(iii)       if the management of Seller or its board of directors, for any reason, (i) fails to call and hold within sixty (60) days of the filing of the Proxy Statement the Seller Stockholders Meeting to consider and approve this Agreement and the transactions contemplated hereby; provided, that such sixty (60) day period shall be automatically extended to one hundred twenty (120) days in the event the Seller is working in good faith to reconcile any outstanding claims, causes of action or SEC comments, or (ii) fails to include the Seller Board Recommendation in the Proxy Statement; or

(d)       by the Seller, upon written notice to the Buyer:

(i)       if there has been a material violation, breach or inaccuracy of any representation, warranty, agreement or covenant of the Buyer contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 7.3(a) and Section 7.3(b) not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Seller or cured by the Buyer within fifteen (15) Business Days after receipt by the Buyer of written notice thereof from the Seller or is not reasonably capable of being cured prior to the expiration of such fifteen (15) day period; provided, however, the Seller shall not have the right to terminate this Agreement pursuant to this Section 7.4(d)(i) if it is in material breach of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 7.2(a) and Section 7.2(b) not to be satisfied; or

(ii)       if (A) the board of directors of the Seller authorizes the Seller to enter into an agreement with respect to a Seller Superior Offer in accordance with the terms of Section 6.10 and (B) substantially concurrent with the termination of this Agreement, the Seller enters into an agreement with respect to a Seller Superior Offer that did not result from a material breach of this Agreement.

7.5       Termination Fee.

(a)       If Seller terminates this Agreement pursuant to Sections 7.4(b)(ii)(B) or 7.4(d)(i), the parties agree that Seller shall have suffered a loss and value to the Seller and the Business Assets of an incalculable nature and amount, unrecoverable in law, and Buyer shall pay to Seller a fee equal to five million dollars ($5,000,000) (the “Seller Termination Fee”), it being understood that in no event shall Buyer be required to pay the Seller Termination Fee on more than one occasion.

(b)       If Buyer terminates this Agreement pursuant to Sections 7.4(c)(i), 7.4(c)(ii) or 7.4(c)(iii) or Seller terminates pursuant to Section 7.4(d)(ii), the parties agree that Buyer shall have suffered a loss and value to the Buyer and the Business Assets of an incalculable nature and amount, unrecoverable in law, and Seller shall pay to Buyer a fee equal to one million five hundred thousand dollars ($1,500,000) (the “Buyer Termination Fee”), it being understood that in no event shall Seller be required to pay the Buyer Termination Fee on more than one occasion. The Buyer Termination Fee shall be paid upon the earlier of (i) ninety (90) days after termination pursuant to Sections 7.4(c)(i), 7.4(c)(ii), 7.4(c)(iii) or 7.4(d)(ii) and (ii) the closing of transaction with respect to a Seller Superior Offer.

41

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(c)       Notwithstanding anything to the contrary in this Agreement, Seller’s right to receive payment of the Seller Termination Fee and Buyer’s right to receive payment of the Buyer Termination Fee shall be the sole and exclusive remedy of such party or any of its respective Affiliates against the other party or any of its Affiliates or any of their respective stockholders, partners, members, or the like for any and all losses that may be suffered based upon, resulting from or arising out of the circumstances giving rise to such termination, and upon payment of the applicable termination fee, neither the party that pays the applicable termination fee, its Affiliates nor any of their respective stockholders, partners, members or the like shall have any further liability or obligation relating to or arising out of this Agreement to the other party.

7.6       Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE 7, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Section 6.2, Section 6.4, ARTICLE 7 and ARTICLE 9, and (b) that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision in this Agreement.

ARTICLE 8

INDEMNIFICATION

8.1       Survival. Subject to the limitations and other provisions in this Agreement, the representations and warranties contained herein other than the Fundamental Representations shall survive the Closing until the twenty-four (24) month anniversary of the Closing Date. The Fundamental Representations shall survive the Closing until the expiration of the applicable statute of limitations. The liability for Losses related to [****] set forth in (i) Section 8.2(a)(ii) shall survive for [****] following the Closing Date, and (ii) Section 8.2(a)(iii) shall survive until the [****] anniversary of the Closing Date. The covenants and agreements contained herein requiring performance after the Closing Date shall survive in accordance with their respective terms. If any Claims Notice is given in good faith in accordance with the terms of Section 8.4 within the applicable survival period provided above (as applicable, the “Cut-Off Date”), the claims specifically set forth in such Claims Notice shall survive until such time as such claims are finally resolved.

8.2       Indemnification by the Seller; Indemnification by the Buyer.

(a)       Subject to the limitations set forth herein, the Seller agrees to indemnify, defend and hold harmless the Buyer and its officers, directors and employees (each, a “Buyer Indemnitee”) from and against any and all losses, Liabilities, expenses (including reasonable attorneys’ fees), claims, suits, actions and damages (collectively, “Losses”) actually incurred by such Buyer Indemnitee to the extent directly or proximately caused by or arising from:

42

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(i)       any breach of any of the representations and warranties of the Seller contained in ARTICLE 4,

(ii)       any claim made by [****] related to [****] at any time prior to the [****] following the Closing Date; provided that the Buyer has not, as of the date of any such claim, made any material changes to such [****] which is the subject of such claim [****],

(iii)       any claim made by [****] related to [****] at any time from the [****] following the Closing Date up to and including the [****] anniversary of the Closing Date; provided that the Buyer has not, as of the date of any such claim, made any material changes to such [****] which is the subject of such claim [****],

(iv)       any breach of any covenant or agreement made by the Seller in this Agreement, or

(v)       the Retained Liabilities.

(b)       Subject to the limitations set forth herein, the Buyer hereby agrees to indemnify, defend and hold harmless the Seller, its officers, directors and employees (each, a “Seller Indemnitee,” and together with the Buyer Indemnitees, the “Indemnitees” and each an “Indemnitee”), from and against any Losses arising from or in connection with:

(i)       any breach of any of the representations and warranties of the Buyer contained in ARTICLE 5,

(ii)       any breach of any covenant or agreement made by the Buyer in this Agreement,

(iii)       any claim made by [****] related to [****] at any time after the [****] anniversary of the Closing Date,

(iv)       any claim made by [****] related to [****] to the extent the Buyer has made any material changes to such [****] which is the subject of such claim [****],

(v)       the Assumed Liabilities,

(vi)       any claim arising out of or related to [****] within the [****] prior to the Closing Date, or

(vii)       any claim made by [****] related to [****]; provided that Buyer shall have no obligation to indemnify Seller Indemnitees for any claims made by current or former stockholders of Seller related to [****] where such claim is based on the claimant’s status as a current or former stockholder of Seller.

43

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

8.3       Limitations on Indemnification.

(a)       Notwithstanding anything in this Agreement to the contrary, but subject to this Section 8.3, in no event shall the cumulative indemnification obligations of the (i) Seller under Section 8.2(a)(i) (except for Fundamental Representations and the representations and warranties set forth in Section 4.17 (No Channel Stuffing) (the “Channel Stuffing Representation”) and Section 4.6(c) (Intellectual Property) (the “IP Infringement Representation”)) and Section 8.2(a)(iii) or (ii) Buyer under Section 8.2(b)(i), each in the aggregate exceed an amount equal to [****] dollars ($[****]) (the “Cap Amount”); provided, that, notwithstanding anything to the contrary, the Cap Amount shall not, nor shall any other limitation set forth in this Section 8.3, apply to any indemnification obligations arising under Sections 8.2(a)(i), 8.2(a)(iii) or 8.2(b)(i) in the event of actual fraud or under Sections 8.2(a)(ii) or 8.2(a)(v) or Sections 8.2(b)(iii) through 8.2(b)(vii) (as applicable). [****]

(b)       In no event shall the cumulative indemnification obligations of the Seller with respect to any breach of the IP Infringement Representation exceed the sum of [****] dollars ($[****]) and the Cap Amount. In the event that any Buyer Indemnitee is entitled to indemnification pursuant to this ARTICLE 8 for breach of the IP Infringement Representation, such Buyer Indemnitee shall be entitled to recover directly from the Seller up to [****] dollars ($[****]) in respect of such claims before seeking any disbursement from the Escrow Account pursuant to Section 8.8.

(c)       In no event shall the cumulative indemnification obligations of the Seller with respect to any breach of the Channel Stuffing Representation or Section 6.9 asserted prior to the first anniversary of the Closing Date exceed the sum of [****] dollars ($[****]) and the Cap Amount; provided however, that commencing as of the first anniversary of the Closing Date, any Losses incurred by any Buyer Indemnitee arising from a breach of the Channel Stuffing Representation or Section 6.9 shall be subject to the Cap Amount. In the event that any Buyer Indemnitee is entitled to indemnification pursuant to this ARTICLE 8 prior to the first anniversary of the Closing Date for breach of the Channel Stuffing Representation or Section 6.9, such Buyer Indemnitee shall be entitled to recover directly from the Seller up to [****] dollars ($[****]) in respect of such claims before seeking any disbursement from the Escrow Account pursuant to Section 8.8.

(d)       In no event shall the cumulative indemnification obligations of the Seller with respect to any Losses incurred by any Buyer Indemnitee arising from a breach of the Fundamental Representations or Section 8.2(a)(iv) (except for a breach of Section 6.9) and of the Buyer with respect to Section 8.2(b)(ii) exceed the Purchase Price. The parties acknowledge and agree that claims by [****] shall be covered by Sections 4.20(a) (Regulatory Compliance) and 4.21(a) (Administrative/Enforcement Action) hereof.

(e)       Notwithstanding anything in this Agreement to the contrary, the Seller shall not have any obligation to indemnify any Buyer Indemnitee under Sections 8.2(a)(i) or 8.2(a)(iii) until the aggregate amount of Losses that would otherwise be subject to indemnification pursuant to Sections 8.2(a)(i) or 8.2(a)(iii) exceeds an amount equal to [****] dollars ($[****]) (the “Basket Amount”), whereupon the Buyer Indemnitee shall be entitled to receive only amounts for Losses in excess of the Basket Amount; provided, however, that the limitations set forth in this Section 8.3(e) shall not apply to breaches of the Fundamental Representations, the Channel Stuffing Representation for claims asserted prior to the first anniversary of the Closing Date, the IP Infringement Representation or any indemnification obligations arising under Sections 8.2(a)(i) or 8.2(a)(iii) in the event of actual fraud or under Sections 8.2(a)(ii), 8.2(a)(iv) or 8.2(a)(v), or Sections 8.2(b)(ii) through 8.2(b)(vii).

44

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(f)       Notwithstanding anything contained herein to the contrary, under no circumstances shall any Indemnitee be entitled to be indemnified for special, consequential, indirect, punitive, exemplary or other similar damages, or damages based upon lost profits, lost revenues, diminution in value, business interruptions, multiples of earnings, multiples of cash flows, or loss of business opportunity or reputation, except to the extent such Losses are paid by an Indemnitee in connection with a Third Party Claim. The Indemnitee shall use its commercially reasonable efforts to mitigate any Losses which form the basis of an indemnification claim hereunder.

(g)       No party hereto shall be obligated to indemnify any other Person with respect to (i) any representation, warranty, covenant or condition specifically waived in writing by the other party on or prior to the Closing, or (ii) any Losses for which a Claims Notice was not duly delivered prior to the applicable Cut-Off Date.

(h)       The Buyer Indemnitees shall not be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that the Buyer Indemnitees have already recovered Losses with respect to such matter pursuant to other provisions of this Agreement; provided that the parties acknowledge and agree that if any claim may be asserted either as a breach of a Fundamental Representation or a breach of a non-Fundamental Representation, it is in the Buyer Indemnitees’ discretion as to how such claim is asserted.

8.4       Indemnification Claim Process.

(a)       All claims for indemnification by either a Seller Indemnitee or a Buyer Indemnitee under this ARTICLE 8 shall be asserted and resolved in accordance with Section 8.4 and Section 8.5; provided, however, that claims for breach of the Channel Stuffing Representation or Section 6.9 shall be asserted and resolved in accordance with Section 8.6.

(b)       If a Buyer Indemnitee intends to seek indemnification pursuant to this ARTICLE 8, the Buyer Indemnitee shall promptly, but in no event more than fifteen (15) days following such Buyer Indemnitee’s knowledge of such claim, notify the Seller in writing of such claim, describing such claim in reasonable detail and the amount or estimated amount of such Losses (the “Claims Notice”).

(c)       If a Seller Indemnitee intends to seek indemnification pursuant to this ARTICLE 8, the Seller Indemnitee shall promptly, but in no event more than fifteen (15) days following such Seller Indemnitee’s knowledge of such claim, deliver a Claims Notice to the Buyer. The failure of an Indemnitee to give reasonably prompt notice of any Third Party Claim shall not release, waive or otherwise affect the Indemnitor’s obligations with respect thereto except and only to the extent that such failure to notify results in a loss and material prejudice to the Indemnitor.

45

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(d)       The Indemnitor shall have thirty (30) days from the date on which the Indemnitor received the Claims Notice to notify the Indemnitee that the Indemnitor desires to assume the defense or prosecution of the Third Party Claim and any litigation resulting therefrom with counsel of its choice. If the Indemnitor assumes the defense of such claim in accordance herewith: (i) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of such Third Party Claim, but the Indemnitor shall control the investigation, defense and settlement thereof, (ii) the Indemnitee shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnitor (which such consent shall not be unreasonably withheld or delayed), and (iii) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnitee unless the judgment or settlement provides solely for the payment of money, the Indemnitor makes such payment (subject to the applicable limitations contained herein) and the Indemnitee receives an unconditional release. The parties shall act in good faith in responding to, defending against, settling or otherwise dealing with Third Party Claims, and cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnitor has assumed the defense of such Third Party Claim, the Indemnitor will not be obligated to indemnify the Indemnitee hereunder with respect to any settlement entered into or any judgment consented to without the Indemnitor’s prior written consent.

(e)       If the Indemnitor does not assume the defense of such Third Party Claim within thirty (30) days of receipt of the Claims Notice, then the Indemnitee will be entitled to assume such defense, at its sole cost and expense (or, if the Indemnitee incurs a Loss with respect to the matter in question for which the Indemnitee is entitled to indemnification pursuant to this ARTICLE 8, at the expense of the Indemnitor), upon delivery of notice to such effect to the Indemnitor; provided, however, that the Indemnitor (i) shall have the right to participate in the defense of the Third Party Claim at its sole cost and expense, (ii) may at any time thereafter assume defense of the Third Party Claim, in which event the Indemnitor shall bear the reasonable fees, costs and expenses of the Indemnitee’s counsel incurred prior to the assumption by the Indemnitor of defense of the Third Party Claim, and (iii) shall not be obligated to indemnify the Indemnitee hereunder for any settlement entered into or any judgment consented to without the Indemnitor’s prior written consent.

(f)       The Buyer Indemnitee shall, and shall cause the Buyer’s Affiliates to, provide reasonable cooperation with the Seller in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which a Buyer Indemnitee is seeking indemnification pursuant to this ARTICLE 8 that the Seller has elected to control, including, but not limited to, by providing the Seller with reasonable access to applicable books, records, employees and officers (including as witnesses).

46

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

8.5       Indemnification Procedures for Non-Third Party Claims. The Indemnitee will deliver a Claims Notice to the Indemnitor promptly upon its discovery of any matter for which the Indemnitor may be liable to the Indemnitee hereunder that does not involve a Third Party Claim, which Claims Notice shall also (a) state that the Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement, and (b) the date such item was paid or accrued. The Indemnitee shall reasonably cooperate and assist the Indemnitor in determining the validity of any claim for indemnity by the Indemnitee and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

8.6       Indemnification Procedures for Channel Stuffing Claims.

(a)       If a Buyer Indemnitee intends to seek indemnification pursuant to this ARTICLE 8 for breach of the Channel Stuffing Representation or Section 6.9, the Buyer Indemnitee shall promptly, but in no event more than thirty (30) days following such Buyer Indemnitee’s knowledge of such claim, deliver a Claims Notice to the Seller.

(b)       Upon receipt of a Claims Notice relating to a breach of the Channel Stuffing Representation or Section 6.9, the Buyer and Seller shall work in good faith to resolve any allegations of “channel stuffing.” If the Buyer and the Seller are unable to resolve all allegations within ninety (90) days following the receipt of such Claims Notice by the Seller, any unresolved disputes shall be submitted to an independent accounting firm (the “Accounting Firm”) for arbitration, in accordance with the standards set forth in this Section 8.6(b). The Accounting Firm shall be a nationally recognized independent public accounting firm as shall be agreed upon by the Seller and the Buyer in writing; provided, that if the Seller and Buyer cannot agree upon an Accounting Firm, one shall be chosen by a single arbitrator in accordance with the American Arbitration Association’s Commercial Arbitration Rules and Mediation Procedures. The terms of engagement of the Accounting Firm shall be as mutually agreed upon between the Seller and the Buyer. The Seller and the Buyer shall enter into an engagement letter with the Accounting Firm promptly after its retention, which shall include customary indemnification and other provisions. The Seller and the Buyer shall cooperate with the Accounting Firm in all reasonable respects, but no party will have ex parte meetings, teleconferences or other correspondence with the Accounting Firm. As promptly as practicable thereafter, the Buyer and the Seller shall each prepare and submit a presentation to the Accounting Firm. Upon the Accounting Firm’s receipt of each party’s submission, the Accounting Firm shall circulate each party’s submission to the other party. Thereafter, each party shall have thirty (30) days to submit a response to the other party’s submission to the Accounting Firm. The Seller and the Buyer shall use commercially reasonable efforts to cause the Accounting Firm to render a written decision resolving the matters submitted to the Accounting Firm within thirty (30) days of the receipt of the final submission. The Accounting Firm’s decision shall be (i) based solely on written submissions by the Seller and the Buyer and their respective Representatives (and it shall not permit or authorize discovery or hear testimony) and not by independent review, (ii) made strictly in accordance with the accounting principles and procedures set forth in this Agreement and (iii) final and binding on all of the parties hereto absent manifest error. The fees and expenses of the Accounting Firm incurred pursuant to this Section 8.6(b) shall be borne by the non-prevailing party. Any determinations by the Accounting Firm, and any work or analyses performed by the Accounting Firm, in connection with its resolution of any dispute under this Section 8.6(b) shall not be admissible in evidence in any suit, action or proceeding between the parties other than to the extent necessary to enforce payment obligations under this Section 8.6(b).

47

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

8.7       Exclusive Remedy. Except (a) in the case where a party seeks to obtain specific performance pursuant to Section 9.15, (b) the Seller Termination Fee in Section 7.5(a), (c) the Buyer Termination Fee in Section 7.5(b), and (d) for claims arising out of or in connection with fraud, from and after the Closing the rights of the parties to indemnification pursuant to the provisions of this ARTICLE 8 shall be the sole and exclusive remedy for the parties hereto with respect to any matter in any way arising from or relating to (i) this Agreement or its subject matter or (ii) any other matter relating to the Business Assets prior to the Closing, or any other transaction or state of facts relating to the Business Assets prior to the Closing, in each case regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, and the parties hereby agree that the Buyer Indemnitees shall have no remedy or recourse with respect to any of the foregoing other than pursuant to, and subject to the terms and conditions of, this ARTICLE 8. The Buyer acknowledges and agrees that the Buyer Indemnitees may not avoid such limitation on liability by (1) seeking damages for breach of contract, tort or pursuant to any other theory of liability, all of which are hereby waived or (2) asserting or threatening any claim against any Person that is not a party hereto (or a successor or assign to a party hereto) for breaches of the representations, warranties and covenants contained in this Agreement. The parties agree that the provisions in this Agreement relating to indemnification, and the limits imposed on the Buyer’s and the Buyer Indemnitees’ and the Seller’s and the Seller Indemnitees’ remedies with respect to this Agreement and the transactions contemplated hereby were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to the Seller hereunder. Subject to the foregoing and the additional procedures for bringing or resolving disputes as specifically provided in this Agreement, to the maximum extent permitted by Law, the parties hereby waive all other rights and remedies with respect to any matter in any way relating to this Agreement or arising in connection herewith, whether under any laws at common law, in equity or otherwise.

8.8       Disbursements from the Escrow Account.

(a)       If any Buyer Indemnitee shall be entitled to recover any amounts from the Escrow Account pursuant to this Agreement and funds then remain on deposit in the Escrow Account, the Buyer and the Seller shall promptly provide a joint written instruction to the Escrow Agent (but in any event within three (3) Business Days) to deliver such amounts to such Buyer Indemnitee (or any Person designated by such Buyer Indemnitee); provided, that if no such funds remain, then Buyer Indemnitee shall be entitled to recover directly from the Seller.

(b)       If, on the eighteen (18) month anniversary of the Closing Date (the “Escrow Reduction Date”), there are funds remaining in the Escrow Account, then the Escrow Account shall be reduced by the difference, if a positive number, of (i) two million five hundred thousand dollars ($2,500,000) MINUS (ii) the aggregate value of all claims for Losses asserted by the Buyer under ARTICLE 8 that have either been paid out of the Escrow Account or are pending as of the Escrow Reduction Date (the “Reduced Escrow Amount”).

48

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

(c)       If, on the twenty-four (24) month anniversary of the Closing Date (the “Escrow Termination Date”), there are funds remaining in the Escrow Account, then the Seller shall be entitled to receive the balance of the funds remaining in the Escrow Account, subject to the provisions set forth in Section 8.8(d).

(d)       If the Seller shall be entitled to receive the balance of the funds remaining in the Escrow Account pursuant to this Section 8.8, then the Seller shall promptly provide a written instruction to the Escrow Agent (but in any event within three (3) Business Days) to deliver such funds, by wire transfer of immediately available funds to accounts and in the amount designated in writing by the Seller in accordance with the other provisions of this Section 8.8(d); provided, however, that if prior to the Escrow Termination Date, the Seller has received one or more Claims Notices properly made under this Agreement that are unresolved on the Escrow Termination Date, then an amount equal to the lesser of (i) the amount of the aggregate Losses claimed in, and reasonably expected to be incurred in connection with, each such unresolved claim, or (ii) the amount remaining in the Escrow Account, shall continue to be held by the Escrow Agent in the Escrow Account to satisfy such claims and any other amounts associated therewith that are payable pursuant to this ARTICLE 8; and, provided, further, promptly after final resolution of each such claim, the Seller shall authorize the Escrow Agent to disburse all amounts remaining in the Escrow Account to the Seller in the same manner described in this Section 8.8(d).

8.9       Tax Treatment of Indemnity Payments. Unless otherwise required by applicable Law, any indemnity payment made under this Agreement shall be treated by all parties as an adjustment to the purchase price for all federal, state, local and foreign Tax purposes, and the parties shall file their Tax Returns accordingly.

ARTICLE 9

MISCELLANEOUS

9.1       Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9.2       Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.3       Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto which are deemed for all purposes to be part of this Agreement, and the other documents delivered pursuant to this Agreement, contain all of the terms, conditions and representations and warranties agreed upon or made by the parties relating to the subject matter of this Agreement and the Business Assets, and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their Representatives, oral or written, respecting such subject matter.

49

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

9.4       Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

9.5       Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by facsimile with receipt confirmed, or (iii) delivered by certified mail, registered mail, or courier service, return-receipt received to the party at the address or addresses set forth below, with copies sent to the Persons indicated:

If to the Seller:

ProPhase Labs, Inc.
621 N. Shady Retreat Road
Doylestown, PA 18901
Attention: Bob Cuddihy
Facsimile: (215) 345-5920

With a copy to (which copy shall not constitute notice):

Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Attention: Herbert F. Kozlov, Esq.
Facsimile: (212) 521-5450

If to the Buyer:

Meda Consumer Healthcare Inc.
781 Chestnut Ridge Road
EOB 245
Morgantown, WV 26505
Attention: Joseph Duda
Facsimile: (304) 554-4342

With copies to (which copies shall not constitute notice):

Mylan Inc.
1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317
Attention: Global General Counsel
Facsimile: (724) 485-6358

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
Attention: Daniel Keating, Esq.
Facsimile: (202) 637-5910

50

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

If to the Buyer Guarantor:

Mylan Inc.
1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317
Attention: Global General Counsel
Facsimile: (724) 485-6358

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9.5.

9.6       Exhibits and Schedules.

(a)       Any matter, information or item disclosed in the Disclosure Schedules (including any Schedule supplements) delivered under any specific representation or warranty hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation or warranty in this Agreement in respect of which such disclosure is reasonably apparent on its face notwithstanding the omission of an appropriate cross-reference. Any item of information, matter or document disclosed or referenced in, or attached to, the Schedules hereto shall not (i) be used as a basis for interpreting the terms “material”, “Material Adverse Effect” or other similar terms in this Agreement or to establish a standard of materiality, (ii) represent a determination that such item or matter did not arise in the ordinary course of business, (iii) be deemed or interpreted to expand the scope of the Seller’s representations and warranties, obligations, covenants, conditions or agreements contained herein, (iv) constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter, (v) represent a determination that the consummation of the transactions contemplated by this Agreement requires the consent of any third party, (vi) constitute, or be deemed to constitute, an admission to any third party concerning such item or matter, or (vii) constitute, or be deemed to constitute, an admission or indication by the Seller that such item meets any or all of the criteria set forth in this Agreement for inclusion in the Schedules. No disclosure in the Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

(b)       The Schedules and Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

9.7       Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

51

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

9.8       Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion. Any purported assignment without the prior written consents required by, or as otherwise permitted under, this Section 9.8, shall be void.

9.9       No Third Party Beneficiary. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement, except for the Persons set forth in Section 9.11, who are intended third party beneficiaries of such provisions.

9.10       Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. The parties hereto agree and acknowledge that delivery of a signature by facsimile or in .pdf form shall constitute execution by such signatory.

9.11       Release. Except in the case of fraud, the Seller and the Buyer agree that none of the current or former officers, directors, or employees of the Seller or its Affiliates as of or prior to the Closing Date shall have any liability or responsibility to the Buyer for (and the Seller and the Buyer hereby unconditionally release such officers, directors and employees from) any obligations or liability:

(a)       arising out of, or relating to, the organization, management, operation of the Business relating to any matter, occurrence, action, omission or activity on or prior to the Closing Date;

(b)       relating to this Agreement and the transactions contemplated hereby;

(c)       arising out of or due to any inaccuracy or breach of any representation or warranty or the breach of any covenant, undertaking or other agreement contained in this Agreement, the Schedules and Exhibits hereto or in any certificate contemplated hereby and delivered in connection herewith; or

(d)       relating to any information (whether written or oral), documents or materials furnished by or on behalf of the Seller, except as specifically provided in this Agreement.

9.12       Governing Law and Jurisdiction. This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to the principles of conflict of laws thereof.

52

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

9.13       Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in any state or federal court in New York, New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding.

9.14       Conveyance Taxes; Bulk Sales Laws.

(a)       The Buyer on the one hand and the Seller on the other hand shall share equally any sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement and the Seller and the Buyer agree to jointly file all required change of ownership and similar statements.

(b)       The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Business Assets to the Buyer.

9.15       Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each party hereto shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions hereof and to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

9.16       Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

53

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

9.17       Undertaking by Buyer Guarantor. In consideration of, and as an inducement to the Seller entering into this Agreement and performing its respective obligations hereunder, the Buyer Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Seller the full performance and payment by the Buyer of the covenants, obligations, monetary or otherwise, and undertakings of the Buyer pursuant to or otherwise in connection with this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby or thereby (the “Buyer Guaranteed Obligations”). Any breach of, or other failure to perform, any representation, warranty, covenant, obligation, agreement or undertaking of the Buyer shall also be deemed to be a breach or failure to perform by the Buyer Guarantor, and the Seller shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or non-performance directly against either or both of the Buyer and the Buyer Guarantor in the first instance. This guarantee is a guarantee of performance and not exclusively of collection. To the fullest extent permitted by Law, the Buyer Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law that would otherwise require any election of remedies by the Seller and the Buyer Guarantor waives promptness, diligence, notice of the acceptance of this guaranty and of the Buyer Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Buyer Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Buyer, and all suretyship defenses generally; provided, however, that notwithstanding the foregoing or anything to the contrary set forth herein, the Buyer Guarantor shall have all of the same rights and defenses (whether pursuant to limitations on liability, notice requirements or otherwise) as the Buyer may have pursuant to the terms of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby or thereby. The Buyer Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated hereby and that the waivers set forth in this Section 9.17 are knowingly made in contemplation of such benefits.

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CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BUYER:

Meda Consumer Healthcare Inc.

By:	/s/ Jeffery N. Hostler
Name:	Jeffery N. Hostler
Title:	Chief Financial Officer

BUYER GUARANTOR:

MYLAN Inc. (solely with respect to Section 9.17)

By:	/s/ Colleen Ostrowski
Name:	Colleen Ostrowski
Title:	Head of Global Treasury in Finance

[Signature Page to Asset Purchase Agreement]

CONFIDENTIAL TREATMENT GRANTED

UNDER C.F.R. SECTION 240.24b-2. [****]

INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED

CONFIDENTIAL TREATMENT BY THE COMMISSION.

THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE

COMMISSION.

SELLER:

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Name:	Ted Karkus
Title:	Chief Executive Officer

Solely with respect to Section 6.4 hereof:

Ted Karkus

/s/ Ted Karkus

Robert V. Cuddihy, Jr.

/s/ Robert V. Cuddihy, Jr.

Raouf Ghaderi

/s/ Raouf Ghaderi

[Signature Page to Asset Purchase Agreement]